                                   EXHIBIT 2.5

      PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST FILED WITH THE COMMISSION. ASTERISKS (*) IDENTIFY WHERE SUCH CONFIDENTIAL INFORMATION HAS BEEN OMITTED. THE OMITTED PORTIONS HAVE BEEN FILED SEPARATELY WITH THE COMMISSION.


                     PARTNERSHIP INTEREST PURCHASE AGREEMENT


                                  BY AND AMONG

                        AFFILIATED MANAGERS GROUP, INC.,

                         MESIROW ASSET MANAGEMENT, INC.,

                        MESIROW FINANCIAL HOLDINGS, INC.,

                         SKYLINE ASSET MANAGEMENT, L.P.,

                               CERTAIN MANAGERS OF
                         MESIROW ASSET MANAGEMENT, INC.

                                       AND

                    THE MANAGEMENT CORPORATIONS NAMED HEREIN


                            DATED AS OF JUNE 6, 1995

                                TABLE OF CONTENTS
                                                                            Page

SECTION 1.    PURCHASE AND SALE OF PARTNERSHIP INTERESTS AND
              RESTATEMENT OF PARTNERSHIP AGREEMENT.........................    2
        1.1   Sale and Purchase............................................    2
        1.2   Purchase Price...............................................    2
        1.3   Closing......................................................    3
        1.4   Restatement of Partnership Agreement.........................    3

SECTION 2.    REPRESENTATIONS AND WARRANTIES OF MESIROW ASSET
              MANAGEMENT AND MESIROW HOLDINGS..............................    3
        2.1   Organization.................................................    3
        2.2   Authority....................................................    4
        2.3   Non-Contravention............................................    5
        2.4   Capitalization...............................................    5
        2.5   Indebtedness and Subsidiaries................................    6
        2.6   Business.....................................................    6
        2.7   Assets.......................................................    6
        2.8   Assets Under Management......................................    7
        2.9   Contracts....................................................    8
        2.10  Employment Arrangements......................................    8
        2.11  Financial Statements.........................................    8
        2.12  Ordinary Course of Business..................................    9
        2.13  Litigation and Compliance with Laws..........................    9
        2.14  Broker Dealer................................................   10
        2.15  Code of Ethics...............................................   10
        2.16  Insurance Policies...........................................   10
        2.17  Absence of Certain Changes...................................   10
        2.18  Tax Matters..................................................   11
        2.19  Certain Transactions.........................................   12
        2.20  Employee Benefit Plans.......................................   12
        2.21  Managers' Health.............................................   13
        2.22  Brokerage....................................................   13
        2.23  Mesirow Growth Fund..........................................   13
        2.24  The Skyline Funds............................................   14
        2.25  Material Information.........................................   17

SECTION 3.    REPRESENTATIONS AND WARRANTIES OF AMG........................   17
        3.1   Organization.................................................   17
        3.2   Authority....................................................   17
        3.3   Non-Contravention............................................   18
        3.4   Investment Representation....................................   18


                                       (i)

                                                                            Page

        3.5   Business.....................................................   18
        3.6   Litigation and Compliance with Laws..........................   18
        3.7   Broker Dealer................................................   19
        3.8   Brokerage....................................................   19

SECTION 4.    REPRESENTATIONS AND WARRANTIES OF EACH MANAGER AND
              EACH MANAGEMENT CORPORATION..................................   19
        4.1   Individual Power and Authority...............................   19
        4.2   Corporate Organization and Authority.........................   20
        4.3   Non-Contravention............................................   20
        4.5   Litigation and Compliance with Laws..........................   21
        4.6   Brokerage....................................................   22
        4.7   Investment Advisory Representation...........................   22
        4.8   Good Health..................................................   22

SECTION 5.    REPRESENTATIONS AND WARRANTIES OF THE MANAGEMENT
              CORPORATIONS.................................................   22
        5.1   Assets Under Management......................................   22
        5.2   Ordinary Course of Business..................................   23
        5.3   Litigation and Compliance with Laws..........................   23

SECTION 6.    CONDITIONS PRECEDENT TO AMG'S OBLIGATION.....................   23
        6.1   Litigation; No Opposition....................................   23
        6.2   Representations, Warranties and Covenants....................   24
        6.3   Advisory Contract Consents...................................   24
        6.4   Registration as an Investment Adviser........................   25
        6.5   Other Approvals..............................................   25
        6.6   Asset Transfer...............................................   25
        6.7   Non Solicitation/Non Disclosure Agreements...................   25
        6.8   Working Capital and Tangible Net Worth of the Partnership....   25
        6.9   Delivery.....................................................   26
        6.10  Code of Ethics, etc..........................................   27
        6.11  Resignations.................................................   27
        6.12  Elections....................................................   27
        6.13  Termination of Mesirow Growth Fund...........................   28
        6.14  New Fund Contracts...........................................   28
        6.15  Termination of Existing Advisory and Distribution
              Arrangements.................................................   28
        6.16  Termination of Covenant Concerning Confidential Information..   28

SECTION 7.    CONDITIONS PRECEDENT TO THE OBLIGATIONS OF ..................   28
        7.1   No Litigation; No Opposition.................................   29
        7.2   Representations, Warranties and Covenants....................   29


                                      (ii)

                                                                            Page

        7.3   Delivery.....................................................   29
        7.4   Advisory Contract Consents...................................   29
        7.5   New Fund Distribution Arrangements...........................   30

SECTION 8.    COVENANTS OF THE PARTIES.....................................   30
        8.1   Client Consents..............................................   30
        8.2   Conduct of Business..........................................   31
        8.3   Preservation of Business and Assets..........................   32
        8.4   Observer Rights and Access...................................   32
        8.5   Termination of Reserve Fund Arrangements.....................   32
        8.6   Use of Skyline Name..........................................   32
        8.7   SEC Filings..................................................   32
        8.8   Interim Financial Statements.................................   33
        8.9   Confidentiality..............................................   33
        8.10  Expenses.....................................................   34
        8.11  Covenants With Respect to Section 15(f) of the Investment
              Company Act..................................................   34
        8.12  Retirement Plans.............................................   35
        8.13  Agreement with Mesirow Financial.............................   35
        8.14  Mesirow Growth Fund..........................................   35
        8.15  Tax Compliance...............................................   35

SECTION 9.    INDEMNIFICATION..............................................   36
        9.1   Indemnification by Mesirow Asset Management and Mesirow
              Holdings.....................................................   36
        9.2   Indemnification by Management Corporations...................   36
        9.3   Indemnification by AMG.......................................   37
        9.4   Survival of Indemnification Obligations......................   37
        9.5   Defense of Claims............................................   38
        9.6   Prompt Payment...............................................   39

SECTION 10.   DEFINITIONS..................................................   39
        10.1  Definitions..................................................   39
        10.2  Survival of Representations, Warranties and Covenants........   42
        10.3  Certain Activities...........................................   43
        10.4  Termination of Agreement.....................................   43
        10.5  Waivers......................................................   44
        10.6  Modifications................................................   44
        10.7  Further Assurances...........................................   44
        10.8  Law Governing................................................   44
        10.9  Notices......................................................   44
        10.10 Prior Agreements Superseded..................................   47
        10.11 Assignability................................................   47


                                      (iii)

        10.12 Captions.....................................................   47
        10.13 Gender and Number............................................   47
        10.14 Severability.................................................   47
        10.15 Counterparts.................................................   47

Exhibits

      Exhibit 1.4(a)      Form of Restated Partnership Agreement

      Exhibit 1.4(b)      Form of Restated Certificate of Limited Partnership

      Exhibit 2.1         Form of Partnership Agreement

      Exhibit 6.6         Form of Asset Transfer Agreement

      Exhibit 6.7         Form of Non Solicitation/Non Disclosure Agreement

      Exhibit 6.9(k)      Form of Opinion of Mayer, Brown & Platt

      Exhibit 6.9(l)      Form of Opinion of Bell, Boyd & Lloyd

      Exhibit 6.9(m)      Form of Trademark, Tradename and Service Mark
                          Assignment

      Exhibit 7.3(f)      Form of Opinion of Goodwin, Procter & Hoar

      Exhibit 8.1(a)      Form of Consent Letter, Version A

      Exhibit 8.1(b)      Form of Consent Letter, Version B


Schedules

      Schedule 2.3        Lender Consents

      Schedule 2.4(a)     Partnership Capitalization

      Schedule 2.6(a) Jurisdictions Where Mesirow Asset Management is Registered as an Investment Adviser

      Schedule 2.6(b)     Clients of the Institutional Business

      Schedule 2.6(c)     Clients of the Portfolio Business


                                      (iv)

      Schedule 2.7(c)(i) Persons Claiming Rights to Trademarks, Trade Names and Service Marks

      Schedule 2.7(c)(ii) List of Trademarks, Trade Names and Service Marks to
                          be Transferred

      Schedule 2.8        Assets under Management in the Institutional Business

      Schedule 2.10(a)    List of Employees

      Schedule 2.10(b)    Employment Arrangements

      Schedule 2.10(c) Confidentiality, Non Disclosure, Non Solicitation and Non Competition Agreements

      Schedule 2.11       Financial Statements

      Schedule 2.17(d)    Compensation Increases Since December 31, 1994

      Schedule 2.24(e)    Skyline Trust Contracts

      Schedule 2.24(f)    Skyline Trust Tax Matters

      Schedule 2.24(m)    Skyline Trust Insurance Policies

      Schedule 6.6        Partnership Capitalization and Capital Accounts


                                       (v)

                     PARTNERSHIP INTEREST PURCHASE AGREEMENT


      PARTNERSHIP INTEREST PURCHASE AGREEMENT dated as of June 6, 1995, by and among Affiliated Managers Group, Inc., a Delaware corporation ("AMG"), Mesirow Asset Management, Inc., an Illinois corporation ("Mesirow Asset Management"), Mesirow Financial Holdings, Inc., a Delaware corporation ("Mesirow Holdings"), Skyline Asset Management, L.P., a Delaware limited partnership (the "Partnership"), WMD Corp., an Illinois corporation ("Duttoncorp"), KSK Corp., an Illinois corporation ("Kailincorp"), GXL Corp. an Illinois corporation ("Lutzcorp"), MXM Corp., an Illinois corporation ("Maloneycorp" and, together with Duttoncorp, Kailincorp and Lutzcorp, the "Management Corporations"), Mr. William M. Dutton of Hinsdale, Illinois ("Dutton"), Mr. Kenneth S. Kailin of Evanston, Illinois ("Kailin"), Mr. Geoffrey Lutz of Glenview, Illinois ("Lutz") and Mr. Michael Maloney of Chicago, Illinois ("Maloney"). Dutton, Kailin, Lutz and Maloney are each referred to herein individually as a "Manager" and collectively as the "Managers."


                             W I T N E S S E T H:

      WHEREAS, Mesirow Asset Management is engaged in the business of providing investment management and advisory services to private accounts of certain institutional and individual investors and private investment partnerships, as well as to portfolio series of certain mutual funds which are registered investment companies under the Investment Company Act of 1940, as amended (the "Investment Company Act"); and

      WHEREAS, on the date hereof, Mesirow Holdings owns all of the outstanding capital stock of Mesirow Financial Services, Inc., an Illinois corporation ("Mesirow Financial"), which in turn owns all of the outstanding capital stock of Mesirow Asset Management; and

      WHEREAS, the parties hereto desire to enter into this agreement providing for the purchase by AMG of all of Mesirow Asset Management's interest in the Partnership and that, in connection therewith, that the Partnership's Partnership Agreement be amended and restated in the form attached hereto as
Exhibit 1.4(a) (the "Restated Partnership Agreement"); and

      WHEREAS, Mesirow Asset Management, Mesirow Holdings and the other parties hereto desire and intend, and it is a condition precedent to the obligations of AMG hereunder, that, one full business day prior to the closing of the transactions contemplated hereby, Mesirow Holdings will cause Mesirow Asset Management to, and Mesirow Asset Management will, contribute assets involved in the institutional division of its investment management business and working capital to the Partnership, as more fully described below, in exchange for Partnership Points and a Capital Account therein pursuant to the Asset Transfer Agreement in the form attached hereto as Exhibit 6.6 (the "Asset Transfer Agreement"); and

      WHEREAS, in order to induce the other parties hereto to enter into this Agreement, and in order to receive the benefits that will accrue to them if AMG purchases Mesirow Asset

Management's interest in the Partnership and the other benefits they will derive from the transactions contemplated hereby, Mesirow Holdings, Mesirow Asset Management, the Management Corporations and the Managers have agreed to make certain representations, warranties and covenants as set forth herein.

      NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and adequacy whereof are hereby acknowledged, the parties hereto do hereby severally covenant and agree as follows:


SECTION 1. PURCHASE AND SALE OF PARTNERSHIP INTERESTS AND RESTATEMENT OF
           PARTNERSHIP AGREEMENT.

      1.1 Sale and Purchase. Subject to the terms, provisions and conditions contained in this Agreement, and on the basis of the representations, warranties and covenants herein set forth:

            (a) Mesirow Asset Management hereby agrees, and Mesirow Holdings hereby agrees to cause Mesirow Asset Management, to sell and deliver to AMG, free and clear of any restrictions, liens, claims, charges, pledges or encumbrances of any kind or nature whatsoever (collectively, "Claims"), all of Mesirow Asset Management's interest in the Partnership, which shall include (i) a Capital Account equal to ********** Dollars ($**) which is one hundred percent (100%) of the Mesirow Capital Account (as such term is defined in the Restated Partnership Agreement), and (ii) Partnership Points held by Mesirow Asset Management on the date of this Agreement as reflected on Schedule 2.4(a) (the "Purchased Partnership Interest"), and AMG hereby agrees to purchase the Purchased Interest from Mesirow Asset Management for the Partnership Interest Purchase Price (as such term is defined in Section 1.2 below).

            (b) Mesirow Holdings hereby agrees to assign, sell and transfer all right, title and interest in and to the Marks (as such term is defined in the Trademark, Tradename and Service Mark Assignment in the form of Exhibit 6.9(m) hereto), together with (i) the registration of the Marks, (ii) the goodwill of the business symbolized by and associated with the Marks and the registration thereof, and (iii) the right to sue and recover for, and the right to profits or damages due or accrued arising out of or in connection with, any and all past, present or future infringements or dilution of or damage or injury to the Marks or the registration thereof or such associated goodwill (the "Purchased Intellectual Property Interest"), and AMG hereby agrees to purchase the Purchased Intellectual Property Interest from Mesirow Asset Management for the Intellectual Property Interest Purchase Price (as such term is defined in
Section 1.2 below).

      1.2 Purchase Price.

            (a) The aggregate purchase price for the Purchased Partnership Interest shall be ********** Dollars ($**), subject to adjustment as provided in
Section 1.2(b) (as so adjusted, the "Partnership Interest Purchase Price"), payable at the Closing by wire transfer to an account specified by Mesirow Asset Management to AMG in writing at least two business days prior to the Closing.

            (b) In the event that at or prior to the Closing clients of the Institutional Business of Mesirow Asset Management (including the Skyline Funds) shall have either (i) terminated advisory agreements (or given notice of their intention to do so) following December 31, 1994 or (ii) failed to consent to the transactions contemplated hereby or, in the case of registered investment companies, failing to enter into Comparable Contracts (collectively, "Non-Consenting Clients"), such that the Aggregate Contract Payments provided for in the advisory contracts between Mesirow Asset Management and all such Non-Consenting Clients exceeds ten percent (10%) of Base Fees, then the unadjusted purchase price for the Purchased Partnership Interest of ********** Dollars ($**) shall be reduced in an amount equal to Seventy-Five Thousand Dollars ($75,000) for each one percent (1%) of Aggregate Contract Payments provided for in the advisory contracts between Mesirow Asset Management and such Non-Consenting Clients, as a percentage of Base Fees (rounded to the nearest whole percent), that is in excess of ten percent (10%) of Base Fees, subject in any event to Section 6.3(c) and Section 7.4 hereof.

            (c) The aggregate purchase price for the Purchased Intellectual Property Interest shall be Twenty Thousand Dollars ($20,000) (the "Intellectual Property Purchase Price" and, together with the Partnership Interest Purchase Price, the "Purchase Price"), payable at the Closing by wire transfer to an account specified by Mesirow Holdings AMG in writing at least two business days prior to the Closing.

      1.3 Closing. The closing of the purchase, sale and acceptance of the Purchased Interest and the payment therefor (the "Closing") shall take place at the offices of the Partnership in Chicago, Illinois, at 10:00 a.m., local time, on the closing date, which shall be the last business day of the calendar month in which the last of the conditions set forth in Sections 6 and 7 hereof is fulfilled or waived, or such other date (or at such other place) as shall be mutually agreed upon by Mesirow Holdings and AMG, and shall be one full business day after the Asset Transfers, such date being herein called the "Closing Date."

      1.4 Restatement of Partnership Agreement. Simultaneously with and at the Closing, the Partnership Agreement of the Partnership shall be amended and restated in the form attached hereto as Exhibit 1.4(a), and the Certificate of Limited Partnership of the Partnership shall be amended and restated in the form attached hereto as Exhibit 1.4(b) (the "Restated Certificate"), which Restated Certificate shall have become effective simultaneously with the Closing.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF MESIROW ASSET MANAGEMENT AND
           MESIROW HOLDINGS.

      As a material inducement to AMG to enter into this Agreement, Mesirow Asset Management and Mesirow Holdings, jointly and severally, make each of the representations, warranties and agreements contained in this Section 2 to AMG.

      2.1 Organization. Each of Mesirow Asset Management and Mesirow Financial is a corporation duly organized, legally existing and in good standing under the laws of the State of Illinois, and Mesirow Holdings is a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware (Mesirow Asset Management, Mesirow Financial and Mesirow Holdings, together with the Partnership to the extent and during the time that Mesirow Asset Management is the general partner thereof, hereinafter being referred to separately as a "Mesirow Entity" and collectively as the "Mesirow Entities"). The Partnership is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware; and a copy of the Partnership's Limited Partnership Agreement (the "Partnership Agreement") is attached hereto as Exhibit 2.1. Each of the Mesirow Entities is duly authorized to conduct its business and is in good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification, except where the failure to be so licensed or qualified does not have a Material Adverse Effect on the entity failing to be so licensed or qualified.

      2.2 Authority. (a) Mesirow Asset Management has all requisite corporate power and authority to own its assets and conduct its business and possesses all material licenses, franchises, registrations, permits, approvals and other rights (collectively, "Licenses") necessary to conduct its business as presently carried on by it. Each of the Mesirow Entities has all requisite corporate power and authority to execute, deliver and perform this Agreement, the other Transaction Documents to which it is a party and to carry out the transactions contemplated herein and therein. This Agreement and each other Transaction Document to which any Mesirow Entity is a party has been duly and validly approved by all necessary action of such entity, and this Agreement and each other such Transaction Document represents or, when executed and delivered, will represent, the valid and legally binding obligation of such Mesirow Entity, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights.

            (b) The Partnership has all requisite partnership power and authority under the Partnership Agreement (and, after giving effect to the Closing and the execution, delivery and effectiveness of the Restated Partnership Agreement, under the Restated Partnership Agreement) and under the Delaware Act, to own its assets and conduct its business (and, after giving effect to the Asset Transfers, to conduct the Institutional Business), and possesses all Licenses necessary to conduct its business (and, after giving effect to the Asset Transfers, to conduct the Institutional Business). The Partnership has all requisite partnership power and authority under the Partnership Agreement (and, after giving effect to the Closing and the execution, delivery and effectiveness of the Restated Partnership Agreement, under the Restated Partnership Agreement) and under the Delaware Act, to execute, deliver and perform this Agreement, and the other Transaction Documents to which it is a party and to carry out the transactions contemplated herein and therein. This Agreement and each other Transaction Document to which the Partnership is a party has been duly and validly approved by all necessary action of the Partnership (including all necessary action of the General Partner) and this Agreement and each other such Transaction Document represents or, when executed and delivered, will represent the valid and legally binding obligation of the Partnership, enforceable against the Partnership in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights.

      2.3 Non-Contravention. The execution, delivery and performance of this Agreement, each other Transaction Document and each other agreement, document and instrument to be executed, delivered and performed by each of the Mesirow Entities in connection with the transactions contemplated hereby and thereby does not and will not: (a) violate any provision of the charter or by-laws, or partnership agreement, respectively, of such Mesirow Entity; (b) violate, conflict with, result in a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other contract, agreement, instrument, mortgage, lien, lease, permit, writ, order, judgment, authorization, injunction, decree, determination, arbitration award or other obligation to which any Mesirow Entity is a party or by which it or its assets are bound (except that in order to consummate the transactions contemplated by this Agreement Mesirow Holdings is required to obtain consent under each of the loan or credit agreements listed on Schedule 2.3, which consents will have been received prior to the Closing or at any earlier time required under such agreements); (c) violate or result in a violation of, or constitute a default under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by, any court or other governmental agency, authority or entity; (d) require any Mesirow Entity to obtain any approval, consent or waiver of, or make any filing with, any person or entity that has not been obtained or made (except as contemplated by Sections 6.3 and 6.4, which approvals, consents, waivers or filings, as applicable, will have been received prior to the Closing or, at any earlier time required hereunder or under applicable laws, rules and regulations); or (e) except as provided by this Agreement, result in the creation or imposition of any Claim on any of the assets of any Mesirow Entity or any of the interests of Mesirow Asset Management in the Partnership.

      2.4 Capitalization.

            (a) Mesirow Asset Management is the sole general partner of the Partnership, and the capitalization of the Partnership is as set forth on
Schedule 2.4(a), with all such interests owned beneficially and of record by the persons and in the amounts indicated on Schedule 2.4(a), in each case free and clear of any Claims other than restrictions imposed pursuant to the Partnership Agreement. All outstanding Partnership Interests have been duly authorized and validly issued. After giving effect to the Closing, AMG will be the sole general partner of the Partnership, and will have good title to the Partnership Interests purchased hereby, free and clear of any Claims other than restrictions either imposed pursuant to the Partnership Agreement or created by, or with the written consent of, AMG. Except as set forth in this Agreement, there are no existing rights, agreements or commitments obligating or which might obligate the Partnership or any of its Partners to issue, transfer, sell or redeem any securities.

            (b) The duly authorized capital stock of Mesirow Asset Management consists of ten thousand (10,000) shares of Common Stock, one dollar ($1.00) par value per share, one thousand (1,000) of which shares are issued and outstanding and held by Mesirow Financial, and the duly authorized capital stock of Mesirow Financial consists of five thousand (5,000) shares of Common Stock, ten dollars ($10.00) par value per share, four hundred (400) of which are issued and outstanding and held by Mesirow Holdings. All the outstanding shares of capital stock of Mesirow Asset Management and Mesirow Financial have been duly authorized and validly issued and are fully paid and nonassessable.

      2.5 Indebtedness and Subsidiaries. Neither Mesirow Asset Management nor the Partnership has any Indebtedness, nor is either of them a party to any agreement providing for the borrowing or lending of money. After giving effect to the Asset Transfers and immediately after the Closing, the Partnership will not have any Indebtedness, nor will it be a party to any agreement providing for the borrowing or lending of money, except to the extent that AMG as general partner of the Partnership takes action to cause the Partnership to incur indebtedness at or after the Closing. The Institutional Business has been conducted by Mesirow Asset Management directly and not through any subsidiary, joint venture, partnership or other entity.

      2.6 Business. Mesirow Asset Management is engaged solely in the business of providing investment management and investment advisory services. Mesirow Asset Management is duly registered as an investment adviser under the Advisers Act, is duly registered, licensed and qualified as an investment adviser in each of the jurisdictions set forth on Schedule 2.6(a), which are all jurisdictions
(a) where such registration, licensing or qualification is required in order to conduct its business or (b) where the failure to be so registered, licensed or qualified would have a Material Adverse Effect on the Institutional Business. Mesirow Asset Management has delivered to AMG or its representatives, true and complete copies of its Form ADV, as amended to date, and has made available copies of all state registration forms, likewise as amended to date. The information contained in such forms was true and complete at the time of filing in all material respects and is true and complete as of the date hereof. Each Mesirow Entity has filed all material registration forms and holds all other Licenses required under applicable federal and state laws in connection with the Institutional Business (as defined below). After giving effect to the Asset Transfers and the Closing, and after obtaining the consents required by Sections 6.3, 6.4 and 6.5, the Partnership will have all the Licenses necessary to own the property it receives in the Asset Transfers and to conduct the businesses presently conducted by Mesirow Asset Management with respect to all clients of the institutional division of Mesirow Asset Management listed on Schedule 2.6(b) hereto (the "Institutional Business"), but expressly excluding the investment advisory and business conducted by Mesirow Asset Management with respect to clients of its portfolio division listed on Schedule 2.6(c) hereto (the "Portfolio Business"). The Partnership has conducted no business, owned no assets and incurred no liabilities except (x) pursuant to the Asset Transfers,

(y) with the written consent of AMG or (z) as otherwise necessary to facilitate the transactions contemplated hereby.

      2.7 Assets.

            (a) The Partnership does not own any real property. The Partnership does not and will not own any leasehold or other interest in any real property.

            (b) Mesirow Asset Management owns all of the assets listed on
Schedule 1(a) of the Asset Transfer Agreement included in Exhibit 6.6 hereto free and clear of any Claims except for (i) the Claims of the Partnership and AMG and (ii) minor imperfections of title or insignificant liens which do not, in the aggregate, detract from the value of such assets, taken as a whole, or interfere with the present or proposed uses thereof or the Institutional Business or, following the Asset Transfers, the Partnership. All the assets listed on Schedule 1(a) of the Asset Transfer Agreement included in Exhibit 6.6 hereto are being transferred to the Partnership as part of the Asset Transfers and, after giving effect to the Asset Transfers and the Closing, the Partnership will own all such assets free and clear of any Claims except those set forth in clause (ii) above.

            (c) To the best knowledge of the Mesirow Entities, none of the Mesirow Entities nor Skyline Trust has infringed or violated, in any way, any trademark, trade name, patent, copyright, trade secret or other intellectual property right or contractual relation of another person. None of the Mesirow Entities nor the Skyline Trust has received any notice, claim or protest respecting any such infringement or violation. Set forth on Schedule 2.7(c)(i) is a list of each other Person known to the Mesirow Entities to claim rights to any trademark, trade name or service mark involving the name "Skyline" for use in the banking or financial services industry, together with a brief description of such claim; and as to each such Person and claim or otherwise, to the best knowledge of the Mesirow Entities, there has not been any incident of confusion with the Institutional Business. Except for (i) the trademarks, trade names and service marks described on Schedule 2.7(c)(ii), all of which are being transferred to AMG pursuant to the Assignment of Trademarks and (ii) computer software that is commercially available in the retail marketplace, Mesirow Asset Management neither owns nor uses any material franchises, permits, licenses, trademarks, trade names, patents, patent applications, copyrights, trade secrets, computer software, formulas, designs, inventions (together, "Intellectual Property") or ideas, in the conduct of the Institutional Business as presently conducted, and no such Intellectual Property is necessary for the conduct of the Institutional Business as proposed to be conducted by the Partnership after the Closing.

      All of the registrations and applications listed on Schedule 2.7(c)(ii) have been duly registered in, filed in or issued by the United States Patent and Trademark Office or the corresponding office of other jurisdictions as identified on said Schedule, and have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations of the United States and each such jurisdiction. Each Mesirow Entity has taken all steps required in accordance with sound business practice to establish and preserve its ownership of all Intellectual Property rights listed on Schedule 2.7(c)(ii).

      2.8 Assets Under Management. The aggregate assets under management in the Institutional Business as of December 31, 1994 and March 31, 1995, are accurately described on Schedule 2.8 hereto. In addition, set forth on Schedule
2.8 is a list as of March 31, 1995, of all investment management, advisory or sub-advisory contracts constituting the Institutional Business, setting forth the name of the client under each such contract, the amount of assets under management with respect to each such contract, the fee schedule in effect with respect to each such contract as of each such date (the "Fee Schedule") and each guideline, exhibit, schedule or letter agreement in connection therewith. Since December 31, 1994, no client of the Institutional Business has given any indication of its intent to terminate or reduce its investment relationship with Mesirow Asset Management or, after the Asset Transfers and the Closing, the Partnership, or adjust the Fee Schedule with respect to any contract in a manner which would reduce the fee to Mesirow Asset Management or the Partnership, as applicable.

      2.9 Contracts. Each of the material contracts, agreements and obligations used in, constituting or relevant to the Institutional Business, including each of the investment advisory contracts that constitutes part of the Institutional Business, is described on Schedule 2.8 hereof. All such contracts are valid and effective in accordance with their respective terms, and there is not, under any such contract, an existing material breach or event which, with the giving of notice or the lapse of time or both, would become such a breach. All of the rights and obligations of Mesirow Asset Management under each such contract are being transferred to the Partnership as part of the Asset Transfers and, after obtaining the consents set forth in Sections 6.3 and 6.4, and giving effect to the Asset Transfers and the Closing, (a) each such contract will, immediately after the Closing, remain valid and effective in accordance with its respective terms, and the Partnership will be entitled to all rights and remedies thereunder to which Mesirow Asset Management is now entitled, or (b) to the extent that applicable law or the terms of such contract provide for an automatic termination thereof upon an assignment thereof, such contract will have been replaced by a Comparable Contract. Other than this Agreement and such other agreements and contracts as are contemplated hereby, the Partnership is not a party to any obligations, agreements, commitments, powers of attorney or contracts and there are no other contracts relating to the Institutional Business.

      2.10 Employment Arrangements. Attached hereto as Schedule 2.10(a) is a list of all employees of the Institutional Business. Except as set forth in
Schedule 2.10(b), no Mesirow Entity has any obligation, contingent or otherwise, in connection with the Institutional Business of Mesirow Asset Management or with any of the Persons on such Schedule under (a) any employment, collective bargaining or other labor agreement, (b) any written or oral agreement containing severance or termination pay arrangements, (c) any deferred compensation agreement, retainer or consulting arrangements, (d) any pension or retirement plan, any bonus or profit-sharing plan, any stock option or stock purchase plan, or (f) any other employee contract or non-terminable (whether with or without penalty) employment arrangement (each an

"Employment Arrangement"). Except as set forth on Schedule 2.10(c), none of the Persons on Schedule 2.10(a) has any obligation, contingent or otherwise under any confidentiality, non disclosure, non solicitation or non competition agreement (the "Employee Contracts"). No Mesirow Entity is in default with respect to any material term or condition of any of the foregoing, nor, after obtaining the consents set forth in Section 6.3, will the Asset Transfers or the Closing result in default, including, without limitation, after the giving of notice, lapse of time or both. The Partnership has no obligations, contingent or otherwise, under any Employment Arrangement, and each Employment Arrangement under which any Mesirow Entity has any obligation on the date of this Agreement and each Employee Contract under which any of the Persons on Schedule 2.10(a) has any obligation will, prior to the Closing, have terminated on terms acceptable to AMG.

      2.11 Financial Statements.

            (a) Attached hereto as Schedule 2.11 are (i) audited balance sheets at March 31, 1994 and March 31, 1993, together with unaudited statements of income for each of the two years in the period ended March 31, 1994, for Mesirow Asset Management, (ii) unaudited balance sheets at March 31, 1995, together with the unaudited statements of income for the year ended March 31, 1995, for Mesirow Asset Management, (iii) unaudited statements of income for the Institutional Business for each of the three years ended March 31, 1995, and
(iv) audited balance sheets of Mesirow Holdings at March 31, 1994 and March 31, 1993, all of which financial statements, together with the notes thereto (together with the audited balance sheets at March 31, 1995, together with the statements of income and cash flows for the year ended March 31, 1995, for Mesirow Asset Management and Mesirow Holdings, which shall be delivered to AMG as soon as practicable and in any event prior to the Closing) and together with the Interim Financial Statements, are collectively referred to as the "Company Financial Statements."

            (b) The Company Financial Statements have been prepared in accordance with generally accepted accounting principles, methods and practices consistently applied using the accrual method of accounting and fairly present in all material respects the financial position of Mesirow Asset Management or Mesirow Holdings, as applicable, as of the respective dates thereof, and the results of their respective operations for the respective periods covered thereby. The audited financial statements have been certified by Mesirow Holdings's accountants, an independent accounting firm.

            (c) Except as and to the extent reflected or reserved therefor in the balance sheet of Mesirow Asset Management at March 31, 1995 contained in
Schedule 2.11, including the footnotes and schedules thereto (the "Base Balance Sheet"), or as otherwise set forth as part of Schedule 2.11, Mesirow Asset Management has no material liability or liabilities arising other than in the ordinary course of business.

            (d) All of the accounts receivable of the Institutional Business, shown or reflected on the Base Balance Sheet or the Interim Financial Statements, were valid and enforceable claims, and all of the outstanding accounts receivable of the Institutional Business of Mesirow Asset Management are valid and enforceable claims, in each case, subject to no known set-offs or counterclaims. All of the accounts receivable of the Institutional Business of Mesirow Asset Management are, to the knowledge of each Mesirow Entity, fully collectible in the ordinary course of business.

      2.12 Ordinary Course of Business. Except as specifically contemplated by this Agreement, since March 31, 1995, Mesirow Asset Management has operated its business in the normal, usual and customary manner in the ordinary and regular course of business, consistent in all material respects with prior practice.

      2.13 Litigation and Compliance with Laws. There is no litigation or governmental or other administrative action, suit, proceeding or investigation (including, without limitation, any voluntary or involuntary proceeding under the Bankruptcy Code or any action, suit, proceeding or investigation under any federal or state securities law or regulation) pending or, to the best knowledge of the Mesirow Entities, threatened, to which any Mesirow Entity or any officer, director, stockholder or partner thereof is a party before any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign, at law or in equity or otherwise, (i) which is related to the business, affairs, properties or assets of Mesirow Asset Management or the Partnership or (ii) which might call into question the validity or hinder the enforceability or performance of this Agreement or the other Transaction Documents or any of the transactions contemplated hereby and thereby or any of the contracts described on Schedule 2.8 hereof. There are no proceedings pending, or to the best knowledge of the Mesirow Entities and the Partnership, threatened, relating to the termination of, or limitation of, any License held by Mesirow Asset Management or the Partnership, including, without limitation, the registrations as investment advisers of Mesirow Asset Management and the Partnership under the Advisers Act, or any similar statute or regulation of any other jurisdiction. Each Mesirow Entity is, and at all times has been, in material compliance with all laws and governmental rules and regulations, domestic or foreign, including, without limitation, all federal or state securities laws applicable to the business or affairs or properties or assets of Mesirow Asset Management with respect to the Institutional Business or of the Partnership. None of the Mesirow Entities nor any officer, director, stockholder or partner thereof is in material default with respect to any judgment, order, writ, injunction, decree, demand or assessment issued by any court or any federal, state, municipal or other governmental agency, board, commission, bureau, instrumentality or department, domestic or foreign, relating to any aspect of the business or affairs or properties or assets of Mesirow Asset Management with respect to the Institutional Business or of the Partnership.

      2.14 Broker Dealer. None of Mesirow Asset Management, Mesirow Holdings or the Partnership is a "broker" or "dealer" within the meaning of the Exchange Act or any state securities laws.

      2.15 Code of Ethics. The Skyline Trust, Mesirow Asset Management and Mesirow Financial have each adopted a Code of Ethics which complies with all applicable provisions of Rule 17j-1 promulgated under the Investment Company Act, a copy of which has been delivered to AMG. There has been no material violation or allegation of a material violation of such Code of Ethics.

      2.16 Insurance Policies. Upon the effectiveness of the Asset Transfers, the Partnership has in full force and effect such insurance as is customarily maintained by companies of a size similar to the Institutional Business in the same or a similar business, with respect to its business, properties and assets (including, without limitation, errors and omissions liability insurance). The Partnership is not in material default under any such policy and each of the Partnership and Mesirow Asset Management will use all commercially reasonable efforts to continue such policies in full force and effect through the Closing. After giving effect to the Asset Transfers, each such insurance policy or equivalent policies will be in full force and effect through the Closing with the Partnership as the sole owner and beneficiary of each such policy.

      2.17 Absence of Certain Changes. Since December 31, 1994, except as expressly provided for in this Agreement (or with the prior written consent of AMG), none of the Mesirow Entities has suffered any change which, individually or in connection with any other changes, has had or could be expected to have a Material Adverse Effect on the Institutional Business. In addition, except as expressly contemplated hereby (or with the prior written consent of AMG), since December 31, 1994, there has not been:

            (a) any adverse change in the financial condition, properties, assets, liabilities, business or operations of the Institutional Business or the Partnership;

            (b) any change in accounting methods or practices by Mesirow Asset Management or the Partnership;

            (c) any declaration, setting aside or payment of any dividend or other distribution with respect to, or any direct or indirect redemption or acquisition of, any of the partnership interests of the Partnership;

            (d) except for the increases in salary and bonus compensation set forth on Schedule 2.17(d), any increase in the salary or other compensation payable or to become payable by any Mesirow Entity to any officers, directors, consultants or employees of the Institutional Business or of the Partnership, or the declaration, payment or commitment or obligation of any kind for the payment by any Mesirow Entity of a bonus or other additional salary or compensation to any such persons other than in the ordinary course of business as heretofore conducted, with the prior written consent of AMG, or as expressly contemplated hereby;

            (e) any amendment or termination or, to the best knowledge of each Mesirow Entity, proposed or threatened amendment or termination, whether written or oral, of any agreement listed on Schedule 2.8, or License to which Mesirow Asset Management or the Partnership is a party;

            (f) loan or contingent liability incurred by Mesirow Asset Management or the Partnership to any person or entity, or guaranty by Mesirow Asset Management or the Partnership of any loan or other obligation;

            (g) mortgage, pledge or other encumbrance of any of the assets of the Partnership;

            (h) waiver or release of any material right or claim of Mesirow Asset Management with respect to the Institutional Business or of the Partnership;

            (i) any purchase, sale or other disposition of any of the properties or assets of the Institutional Business or the Partnership other than in the ordinary course of business;

            (j) any other transaction entered into by Mesirow Asset Management or the Partnership other than in the ordinary course of business; or

            (k) agreement by any of the Mesirow Entities to do, or agreement to cause the Partnership to do, any of the things described in the preceding clauses (a)-(j), except as otherwise specifically contemplated hereby.

      2.18 Tax Matters. Mesirow Asset Management has (a) paid, or caused to be paid, all material federal, state, county, local, foreign, and other taxes, and all deficiencies, or other additions to tax, interest, fines and penalties (collectively, "Taxes") owed and required to be paid by it (other than current taxes the liability for which is adequately provided in the Company Financial Statements), and (b) in accordance with applicable law, filed all federal, state, county, local and foreign tax returns which are required to be filed by it, and all such returns correctly and accurately set forth the amount of any Taxes relating to the applicable period. No taxing authority is now asserting or, to the best knowledge of the Mesirow Entities, threatening to assert against Mesirow Asset Management or the Partnership, any deficiency or claim for additional Taxes.

      2.19 Certain Transactions. Other than as contemplated by this Agreement (or any Schedule or Exhibit hereto), none of the officers, directors, stockholders, partners or employees of any Mesirow Entity is presently a party to any material transaction with respect to the Institutional Business or the clients of the Institutional Business listed on Schedule 2.6(b), including, without limitation, any material contract, agreement or other material arrangement providing for the furnishing of services to or by or otherwise requiring payments to or from, any such officer, director, stockholder, partner or employee, any member of a family of any such officer, director or stockholder, or any corporation, partnership, trust or other entity in which any such officer, director, stockholder, partner or employee has an interest or is an officer, director, stockholder, trustee or partner.

      2.20 Employee Benefit Plans.

            (a) The Partnership has never maintained any Employee Plan (as defined in paragraph (d) below). Each Employee Plan which Mesirow Asset Management maintains (or has maintained) or which is or was maintained by any other member of the Controlled Group (as defined in paragraph (d) below) (the "Plans") which is (or was) intended to be qualified under Section 401(a) of the Code, has in fact been so qualified from its effective date through and including the Closing Date (or such Plan's termination date, if earlier). No event or omission has occurred which would cause any such Plan to lose its qualification under Section 401(a) of the Code or its related trust to lose its exemption under Section 501(a) of the Code.

            (b) Neither Mesirow Asset Management nor any other member of the Controlled Group has ever maintained, or had an obligation to contribute to, a Multiemployer Plan (as defined in Section 4001(a)(13) of ERISA) or a plan subject to Title IV of ERISA. None of the Plans has ever promised or provided health care or other non-pension benefits to former employees (other than benefits required to be provided by Part 6 of Subtitle B of Title I of ERISA).

            (c) With respect to each Plan, there has been no "prohibited transaction", as such term is defined in Section 406 of ERISA and Section 4975 of the Code, which could result in any material tax, penalty or liability of Mesirow Asset Management. All of the Plans have complied in all material respects with the requirements prescribed by any and all applicable statutes, orders or governmental rules or regulations in effect with respect thereto. Each member of the Controlled Group has performed all material obligations required to be performed by it under, and is not in any material respect in default under or in violation of, and none of the Mesirow Entities has any knowledge of any material default or violation by any other party with respect to, any such Plan. There are no material actions, suits or claims pending (other than routine claims for benefits) or, to the best knowledge of each Mesirow Entity threatened, with respect to any of the Plans. Each member of the Controlled Group has made all payments due from it to date under or with respect to each Plan, and all amounts properly accrued to date as liabilities of Mesirow Asset Management under or with respect to each Plan for the current plan years have been recorded on the books of Mesirow Asset Management.

            (d) For the purposes of this Section, (i) the term "Employee Plan" or "Plan" includes any employee benefit plan as defined in Section 3(3) of ERISA, and any bonus, stock option, or other benefit plan or arrangement, whether or not subject to ERISA, but shall not include any such plan or arrangement which is, or is similar to, a payroll practice as defined in 29 CFR
Section 2510.3-1(b), and (ii) "Controlled Group" means each Mesirow Entity, and all the entities within the same "controlled group" as Mesirow Asset Management within the meaning of Section 302(d)(8)(C) of ERISA.

            (e) To the best knowledge of each Mesirow Entity, there is no matter pending (other than routine qualification determination filings) with respect to any of the Plans before the IRS, the PBGC or the Department of Labor.

            (f) With respect to any employee benefit plan within the meaning of
Section 3(3) of ERISA which is sponsored, maintained or contributed to, or has been sponsored, maintained or contributed to by any member of the Controlled Group, (i) no accumulated funding deficiency, whether or not waived, within the meaning of Section 302 of ERISA or Section 412 of the Code has been incurred, and (ii) all contributions (including installments) to such plan required by
Section 302 of ERISA and Section 412 of the Code have been timely made.

      2.21 Managers' Health. To the knowledge of the Mesirow Entities (based solely on each such person's actual knowledge, excluding knowledge obtained from health or insurance records of any Mesirow Entity with respect to any Manager to the extent that such records are subject to legal protection or privilege for the benefit of any Manager), each Manager is in good health.

      2.22 Brokerage. None of the Mesirow Entities has incurred any obligation for a brokerage commission or finders fee in connection with the transaction contemplated hereby.

      2.23 Mesirow Growth Fund.

            (a) Compliance with Laws; Legal Proceedings. Mesirow Growth Fund is in compliance in all material respects with (i) all applicable laws, rules and regulations, including, without limitation, the Investment Company Act, the Advisers Act, the Securities Act, the Exchange Act and all applicable state securities laws and (ii) the investment policies and restrictions set forth in all offering materials used in connection with the offer or sale of its Units or interests and with its Agreement of Limited Partnership. There are no legal or governmental actions, investigations, inquiries or proceedings before any court, arbitrator or federal, state, local or foreign governmental or regulatory agency or authority or self-regulatory authority, pending or threatened against Mesirow Growth Fund or affecting its properties or assets.

            (b) Termination. The termination and liquidation of Mesirow Growth Fund, as described in Section 6.13, and the execution of the transactions contemplated in connection with such termination and liquidation, does not and will not: (a) violate any provision of the partnership agreement of Mesirow Growth Fund, (b) violate or result in a violation of, or constitute a default under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by, any court or other governmental agency, authority or entity (including without limitation Section 17 of the Investment Company Act and the rules promulgated thereunder); and (c) require Mesirow Growth Fund to obtain any approval, consent of waiver of, or make any filing with, any person or entity that has not been obtained or made.

      2.24 The Skyline Funds.

            (a) Registration and Regulation of the Trust. The Skyline Trust is duly registered with the SEC as an investment company under the Investment Company Act and all shares of each Skyline Fund which have been or are being offered for sale have been duly registered under the Securities Act and have been duly registered, qualified or are exempt from registration or qualification under the securities laws of each state or other jurisdiction in which such shares have been or are being offered for sale; and no action has been taken by the Skyline Trust to revoke or rescind any such registration or qualification. The Skyline Trust and each of the Skyline Funds are in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, the Investment Company Act, the Advisers Act, the Securities Act, the Exchange Act, the Commodity Exchange Act, the Code and all applicable state securities laws. The Skyline Trust and each of the Skyline Funds are in compliance in all material respects with the investment policies and restrictions set forth in the Skyline Trust's registration statement currently in effect and the value of each Skyline Fund's net assets is determined using portfolio valuation methods that comply in all material respects with the requirements of the Investment Company Act and the terms of the Skyline Trust's registration statement. There are no legal or governmental actions, investigations, inquiries or proceedings pending or threatened against the Skyline Trust or any of the Skyline Funds which would question the right, power or capacity of Mesirow Asset Management or the Partnership to act as manager or investment adviser to the Skyline Trust or any of the Skyline Funds contemplated hereby.

            (b) Organization and Standing. The Skyline Trust is a Massachusetts business trust duly formed, validly existing and in good standing under the laws of the Commonwealth of Massachusetts. The Skyline Trust has the requisite power and authority to own all of its properties and asset and to issue its shares of beneficial interest.

            (c) Financial Statements. The books of account and related records of the Skyline Trust fairly reflect in reasonable detail its assets, liabilities and transactions in accordance with generally accepted accounting principles applied on a consistent basis. The audited financial statements of each Skyline Fund for fiscal years ended December 31, 1994, 1993 and 1992 and the unaudited financial statements of each Skyline Fund for the quarter ended March 31, 1995 previously delivered to the AMG (the "Skyline Trust's Financial Statements") present fairly in all material respects the financial position of each Skyline Fund in accordance with generally accepted accounting principles applied on a consistent basis as at the dates indicated and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited financial statements, to the inclusion of notes and to customary year-end adjustments which are not expected to be material). The audited financial statements have been certified by the Skyline Trust's accountants, an independent accounting firm.

            (d) No Material Adverse Changes. Since December 31, 1994, no material adverse change has occurred in the financial condition, results of operations, business, assets or liabilities of the Skyline Trust or the status of any Skyline Fund as a regulated investment company under the Code, other than changes resulting from any change in general conditions in the financial or securities markets or the performance of any investments made by a Skyline Fund and other than changes occurring in the ordinary course of business of each Skyline Fund.

            (e) Contracts. Except for contracts and agreements set forth on
Schedule 2.24(e), full and complete copies of which have been provided to AMG, the Skyline Trust (including each Skyline Fund) is not a party to or subject to any contract with any of the Mesirow Entities or any of their respective Affiliates or any material contract, debt instrument, plan, lease, franchise, license or permit (other than permits issued under any state securities law) of any kind or nature whatsoever. No material default exists under any of the contracts and agreements listed on Schedule 2.24(e).

            (f) Taxes. All Tax returns required to be filed by the Skyline Trust or the Skyline Funds on or prior to the Closing Date have been or will be timely filed and such returns are correct in all material respects, and all Taxes shown as payable on such returns have been or will be timely paid. For any period for which Federal Tax returns of the Skyline Trust or the Skyline Funds are not required to have been filed in accordance with the previous sentence by the Closing Date, the Skyline Trust or the appropriate Skyline Fund has made, or will make by the Closing Date, an adequate accrual on its books of any Federal Taxes due or to become due, if any, as a result of actions occurring on or before the Closing Date. Except as described on Schedule 2.24(f), (i) each Skyline Fund has qualified as a regulated investment company under the Code in respect of each taxable year of such Skyline Fund since commencement of its operations, (ii) as of March 31, 1995, each Skyline Fund was in compliance with the applicable requirements for qualification as a regulated investment company under Section 851 of Sub-chapter M of the Code and (iii) each Skyline Fund has paid any Taxes, including without limitation any excise taxes, it was required to pay.

            (g) Books. The books and records of the Skyline Trust reflecting, among other things, the purchase and sale of shares of the Skyline Trust by shareholders of the Skyline Trust, the number of issued and outstanding shares owned by each shareholder and the state or other jurisdiction in which such shares were offered and sold, are complete and accurate in all material respects.

            (h) Registration Statement. The registration statement of the Skyline Trust, a copy of which has been previously furnished to AMG, did not contain as of the date of filing and of each amendment thereto any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made and the current prospectus and statement of additional information for the Skyline Funds, copies of which have been previously furnished to AMG, as supplemented by any supplement thereto dated on or prior to the Closing Date, do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading.

            (i) Ability to Conduct the Business. The Skyline Trust is not subject to, or bound by, any judgment, order, writ, injunction or decree of any court, or of any governmental body, including the SEC, or of any arbitrator, that, after the Closing Date, would prevent the conduct of business material to the Skyline Trust in accordance with current practice or have a Material Adverse Effect on any Skyline Fund.

            (j) Litigation or Proceeding. No litigation, investigation, inquiry or governmental proceeding is pending or, to the best knowledge of the Mesirow Entities, threatened against or affecting the Skyline Trust or the properties, assets or business of the Skyline Trust before any court, arbitrator or federal, state, local or foreign governmental or regulatory agency or authority or self-regulatory authority (including, but not limited to, the SEC, the Commodities Futures Trading Commission, the National Association of Securities Dealers and the Internal Revenue Service) that would be reasonably likely to have a Material Adverse Effect on any Skyline Fund or delay, hinder or prohibit the solicitation of proxies from shareholders of the Skyline Trust in the manner contemplated hereby, or the execution or delivery of the New Fund Contracts by the Skyline Trust.

            (k) Absence of Undisclosed Liabilities. As of the date of this Agreement, the Skyline Trust has no material debts, obligations or liabilities, whether due or to become due, absolute, contingent or otherwise, that are required to be reflected in the Skyline Trust's Financial Statements in accordance with generally accepted accounting principles, that are not so reflected, except for debts, obligations or liabilities incurred in the ordinary course of business since December 31, 1994 or that would not be material.

            (l) No Pending Transaction. The Skyline Trust is not a party to or bound by any agreement, undertaking or commitment (i) to merge or consolidate with, or acquire all or substantially all of the property and assets of, any other corporation, trust or person, or (ii) to sell, lease or exchange all or substantially all of its property and assets to any other corporation, trust or Person.

            (m) Insurance. Attached hereto as Schedule 2.24(m) is a complete and correct list of all policies of insurance of which the Skyline Trust is the owner, insured or beneficiary, or covering any of its property, indicating for each policy the carrier, risks insured, the amounts of coverage, deductible, premium rate, expiration date and any pending claims thereunder, as of the date of this Agreement. All such policies are outstanding and in full force and effect, to the time of Closing, and may either terminate or continue thereafter, as the case may be. (Mesirow Asset Management shall notify AMG no less than forty-five (45) days prior to Closing of any intended termination to occur at the time of Closing.) There is no default with respect to any provision contained in any such policy, nor has there been any failure to give any notice or present any claim under such policy in a timely fashion or in the manner or detail required by the policy, which default or failure, individually or in the aggregate, could reasonably be expected to affect adversely to a material extent the ability of the Partnership or the Skyline Trust to recover on a claim under any such policy. No notice of cancellation or non-renewal with respect to, or disallowance of any claim by or on behalf of the Skyline Trust under, any such policy has been received by any Mesirow Entity, the Skyline Trust or any Skyline Fund, within the five years preceding the date of this Agreement.

      2.25 Material Information. None of the written information or documentation furnished by any Mesirow Entity to AMG or any of its representatives contained or contains any untrue statement of a material fact, nor does it omit to state a material fact necessary to make the statements or facts contained herein or therein, taken as a whole, not misleading in light of the circumstances in which they were made. There have been no events or transactions or information (other than changes in general economic and market conditions) which has come to the attention of any Mesirow Entity which could reasonably be expected to materially and adversely affect the business, prospects, operations, affairs, conditions or assets of the Partnership or of Mesirow Asset Management with respect to the Institutional Business, which has not been set forth in this Agreement or in an Exhibit or Schedule hereto.


SECTION 3. REPRESENTATIONS AND WARRANTIES OF AMG

       AMG represents and warrants to each of Mesirow Asset Management, Mesirow Holdings, each Manager and each Management Corporation that:

      3.1 Organization. It is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

      3.2 Authority. AMG has all requisite corporate power and authority to (a) own its assets and to conduct its business, and possess all Licenses necessary to conduct its business as presently carried on, and (b) execute, deliver and perform this Agreement, the other Transaction Documents and each of the other agreements, documents and instruments to be executed, delivered and performed by it in connection with this Agreement and the transactions contemplated herein and therein. This Agreement, each other Transaction Document, and each other agreement, document and instrument to be executed, delivered and performed by AMG in connection with the transactions contemplated herein and therein have been duly and validly approved by all necessary action of AMG, and this Agreement, each of the other Transaction Documents and each of such other agreements, documents and instruments to which it is a party represents, or when executed will represent, the valid and legally binding obligation of AMG, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights.

      3.3 Non-Contravention. The execution, delivery and performance of this Agreement, each other Transaction Document and each other agreement, document and instrument to be executed, delivered and performed by AMG in connection with the transactions contemplated hereby and thereby does not and will not: (a) violate any provision of the charter or by-laws of AMG; (b) violate, conflict with, result in a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other contract, agreement, instrument, mortgage, lien, lease, permit, writ, order, judgment, authorization, injunction, decree, determination, arbitration award or other obligation to which AMG is a party or by which it or its assets are bound; (c) violate or result in a violation of, or constitute a default under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by, any court or other governmental agency; (d) require AMG to obtain any approval, consent or waiver of, or make any filing with, any person or entity that has not been obtained or made except for approvals, consents, waivers or filings, as applicable, which will have been received prior to the Closing or at any earlier time required hereunder or under applicable laws, rules and regulations.

      3.4 Investment Representation.

            (a) The Purchased Interest AMG acquires hereunder will be acquired by it for its own account for investment and not with a view to or for sale in connection with any distribution thereof or with any present intention of selling or distributing all or any part thereof. AMG acknowledges that none of the Purchased Interest has been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and cannot be disposed of unless such Purchase Interest is registered under the Securities Act, and any applicable state laws, or an exemption from such registration is available.

            (b) AMG is sufficiently knowledgeable and experienced in the making of investments of this type so as to be able to evaluate the risks and merits of its investment and is able to bear the economic risk of its investment in the Partnership. AMG acknowledges that interests in the Partnership are illiquid, that no market for interests in the Partnership exists, and that none is contemplated to be created.

      3.5 Business. AMG is and has, since its inception, been engaged solely in the business of investing in firms which provide investment management and investment advisory services and activities reasonably related thereto.

      3.6 Litigation and Compliance with Laws. There is no litigation or legal or other action, suit, proceeding or, to AMG's best knowledge, investigation, at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign, in which AMG or any officer or director thereof is engaged, or, to the best knowledge of AMG, with which any of them is threatened, in connection with the business, affairs, properties or assets of AMG or which might call into question the validity or hinder the enforceability or performance of this Agreement, or of the other Transaction Documents or any of the other agreements and transactions contemplated hereby and thereby. None of AMG nor any of its officers or directors is engaged in any litigation or legal or other actions, suits, proceedings or, to AMG's best knowledge, investigations, at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign (including, without limitation, any voluntary or involuntary proceedings under the Bankruptcy Code), in each case in connection with the business, affairs, properties or assets of AMG. AMG is, and at all times has been, in material compliance with all laws and governmental rules and regulations, domestic or foreign, including, without limitation, all federal or state securities laws applicable to the business, affairs, properties or assets of AMG, except where non-compliance therewith, in any individual instance or any series of related instances, would not have a Material Adverse Effect on AMG. None of AMG nor any officer or director thereof, is in material default with respect to any judgment, order, writ, injunction, decree, demand or assessment issued by any court or any federal, state, municipal or other governmental agency, board, commission, bureau, instrumentality or department, domestic or foreign, relating to any aspect of the business, affairs, properties or assets of AMG. None of AMG nor any officer or director thereof, is charged or, to the best knowledge of AMG, threatened with, or under investigation with respect to, any material violation of any provision of federal, state, municipal or other law or any administrative rule or regulation, domestic or foreign, affecting AMG or the transactions contemplated hereby.

      3.7 Broker Dealer. AMG is not a "broker" or "dealer" within the meaning of the Exchange Act or any state securities laws.

      3.8 Brokerage. AMG has not incurred any obligation for a brokerage commission or finders fee in connection with the transactions contemplated hereby.


SECTION 4. REPRESENTATIONS AND WARRANTIES OF EACH MANAGER AND EACH MANAGEMENT
           CORPORATION.

      As a material inducement to AMG entering into this Agreement, Duttoncorp and Dutton jointly and severally make the following representations with respect to Duttoncorp and Dutton, Kailincorp and Kailin jointly and severally make the following representations with respect to Kailincorp and Kailin, Lutzcorp and Lutz jointly and severally make the following representations with respect to Lutzcorp and Lutz and Maloneycorp and Maloney jointly and severally make the following representations with respect to Maloneycorp and Maloney.

      4.1 Individual Power and Authority. Such Manager has full right, power and authority to execute, deliver and perform this Agreement, the other Transaction Documents and each of the other agreements, documents and instruments to be executed, delivered and performed by him in connection with this Agreement and the transactions contemplated herein and therein. This Agreement, each of the other Transaction Documents, and each other agreement, document and instrument to be executed, delivered and performed by such Manager in connection with the transactions contemplated herein and therein represents, or when executed will represent, the valid and legally binding obligation of such Manager, enforceable in accordance with its terms, subject to applicable, bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights.

      4.2 Corporate Organization and Authority. Each Management Corporation is a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware. Each Management Corporation is duly authorized to conduct its business and is in good standing under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification, except for failures to be so authorized or be in good standing that would not in the aggregate have a Material Adverse Effect on its business or the ownership or leasing of its properties. Each Management Corporation has all requisite corporate power and authority to (a) own its assets and conduct its business and possess all Licenses necessary to conduct its business as presently carried on by it and as contemplated to be carried on by it after the Closing hereunder and the closing of the transactions contemplated hereby, and (b) execute, deliver and perform this Agreement, the other Transaction Documents to which such Management Corporation is a party and the transactions contemplated herein and therein. This Agreement, each other Transaction Document to which such Management Corporation is a party and each other agreement, document and instrument to be executed, delivered and performed by such Management Corporation have been duly and validly approved by all necessary action of such entity, and this Agreement and each of the other Transaction Documents to which such Management Corporation is a party represents or, when executed, will represent, the valid and legally binding obligation of each Management Corporation, as applicable, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights.

      4.3 Non-Contravention. The execution, delivery and performance of this Agreement by such Manager and such Management Corporation, each other Transaction Document and each other agreement, document and instrument to be executed, delivered and performed by such Manager or such Management Corporation in connection with the transactions contemplated hereby and thereby does not and will not: (a) violate any provision of the charter or by-laws of each Management Corporation, as applicable; (b) violate, conflict with, result in a default under, accelerate any obligation under or give rise to a right of termination of any indenture or loan or credit agreement or any other contract, agreement, instrument, mortgage, lien, lease, permit, writ, order, judgment, authorization, injunction, decree, determination, arbitration award or other obligation to which such Manager or Management Corporation is a party or by which he or it is bound, or cause the creation of any encumbrance on his or its assets; (c) violate or result in a violation of, or constitute a default under, any provision of any law, regulation or rule, or any order of, or any restriction imposed by, any court or other governmental agency; (d) require such Manager or Management Corporation to obtain any approval, consent or waiver of, or make any filing with, any person or entity that has not been obtained or made, which approvals, consents, waivers or filings, as applicable, will have been received prior to the Closing, or at any earlier time required hereunder or under applicable laws, rules and regulations; or (e) except as provided by this Agreement, result in the creation or imposition of any Claim on any of the assets of the Partnership or any of the interests of the Manager (directly or indirectly through any other Person), the Management Corporation or Mesirow Asset Management in the Partnership.

      4.4 Capitalization.

            (a) The duly authorized capital stock of Duttoncorp consists of 1,000 shares of Common Stock, $.01 par value per share, of which 100 shares are issued and outstanding and held beneficially and of record by Dutton. All the outstanding shares of capital stock of Duttoncorp have been duly authorized and validly issued and are fully paid and nonassessable. Except as contemplated by this Agreement, there are no existing rights, agreements or commitments obligating or which might obligate Duttoncorp to issue, transfer, sell or redeem any securities.

            (b) The duly authorized capital stock of Kailincorp consists of 1,000 shares of Common Stock, $.01 par value per share, of which 100 shares are issued and outstanding and held beneficially and of record by Kailin. All the outstanding shares of capital stock of Kailincorp have been duly authorized and validly issued and are fully paid and nonassessable. Except as contemplated by this Agreement, there are no existing rights, agreements or commitments obligating or which might obligate Kailincorp to issue, transfer, sell or redeem any securities.

            (c) The duly authorized capital stock of Lutzcorp consists of 1,000 shares of Common Stock, $.01 par value per share, of which 100 shares are issued and outstanding and held beneficially and of record by Lutz. All the outstanding shares of capital stock of Lutzcorp have been duly authorized and validly issued and are fully paid and nonassessable. Except as contemplated by this Agreement, there are no existing rights, agreements or commitments obligating or which might obligate Lutzcorp to issue, transfer, sell or redeem any securities.

            (d) The duly authorized capital stock of Maloneycorp consists of 1,000 shares of Common Stock, $.01 par value per share, of which 100 shares are issued and outstanding and held beneficially and of record by Maloney. All the outstanding shares of capital stock of Maloneycorp have been duly authorized and validly issued and are fully paid and nonassessable. Except as contemplated by this Agreement, there are no existing rights, agreements or commitments obligating or which might obligate Maloneycorp to issue, transfer, sell or redeem any securities.

      4.5 Litigation and Compliance with Laws. There is no litigation or governmental or administrative action, suit, proceeding or investigation (including, without limitation, any voluntary or involuntary proceeding under the Bankruptcy Code or any action, suit, proceeding or investigation under any federal or state securities law or regulation) pending or, to the best knowledge of each Manager and each Management Corporation, threatened, before any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign, at law or in equity or otherwise, to which any Manager or any Management Corporation or any officer, director or stockholder thereof is a party, (i) which is related to the business, affairs, properties or assets of any Management Corporation, Mesirow Asset Management or the Partnership or (ii) which might call into question the validity or hinder the enforceability or performance of this Agreement or the other Transaction Documents or any of the contracts described on Schedule 2.8 hereto. Each of the Managers and Management Corporations is, and at all times has been, in material compliance with all laws and governmental rules and regulations, domestic or foreign, including, without limitation, all federal or state securities laws applicable to the business, affairs, properties or assets of each Management Corporation, Mesirow Asset Management or the Partnership, except where non-compliance therewith, in any individual instance or any series of related instances, would not have a Material Adverse Effect on the Institutional Business, Mesirow Asset Management or the Partnership. None of the Managers or Management Corporations (nor any officer, director or stockholder thereof), is in material default with respect to any judgment, order, writ, injunction, decree, demand or assessment issued by any court or any federal, state, municipal or other governmental agency, board, commission, bureau, instrumentality or department, domestic or foreign, relating to any aspect of the business, affairs, properties or assets of any of the Management Corporations, the Institutional Business, Mesirow Asset Management or the Partnership. None of the Managers, nor to the best knowledge of the Managers, any other Person, has violated the Code of Ethics of the Skyline Trust, Mesirow Asset Management or Mesirow Financial described in Section 2.15 hereof.

      4.6 Brokerage. None of the Management Corporations or Managers has incurred any obligation for a brokerage commission or finders fee in connection with the transactions contemplated hereby.

      4.7 Investment Advisory Representation. Except for advice given to members of such Manager's immediate family, such Manager does not provide investment advisory or investment management services to any person or entity, other than on behalf of Mesirow Asset Management, pursuant to an investment advisory agreement between Mesirow Asset Management and a client (including for these purposes a client that is a registered or private investment company).

      4.8 Good Health. To his knowledge, such Manager is in good health.

SECTION 5. REPRESENTATIONS AND WARRANTIES OF THE MANAGEMENT CORPORATIONS.

      As a material inducement to AMG entering into this Agreement, the Management Corporations, jointly and severally, make the following representations to AMG.

      5.1 Assets Under Management. The aggregate assets under management in the Institutional Business as of December 31, 1994 and March 31, 1995, are accurately described on Schedule 2.8 hereto. In addition, set forth on Schedule
2.8 is a list as of March 31, 1995, of all investment management, advisory or sub-advisory contracts constituting the Institutional Business, setting forth the name of the client under each such contract, the amount of assets under management with respect to each such contract, the Fee Schedule and each guideline, exhibit, schedule or letter agreement in connection therewith. Since December 31, 1994, except as is set forth on Schedule 2.8 hereto, no client of the Institutional Business has given any indication of its intent to terminate or reduce its investment relationship with Mesirow Asset Management or, after the Asset Transfers and the Closing, the Partnership, or adjust the Fee Schedule with respect to any contract in a manner which would reduce the fee to Mesirow Asset Management or the Partnership, as applicable.

      5.2 Ordinary Course of Business. Since March 31, 1995, the Institutional Business has been operated in the normal, usual and customary manner in the ordinary and regular course of business, consistent in all material respects with prior practice.

      5.3 Litigation and Compliance with Laws. To the best knowledge of the Management Corporations and the Managers, there is no litigation or governmental or other administrative action, suit, proceeding or investigation (including, without limitation, any voluntary or involuntary proceeding under the Bankruptcy Code or any action, suit, proceeding or investigation under any federal or state securities law or regulation) pending or threatened, to which Mesirow Asset Management or the Partnership or any officer, director, stockholder or partner thereof is a party before any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign, at law or in equity or otherwise, (i) which is related to the business, affairs, properties or assets of the Institutional Business or the Partnership or (ii) which might call into question the validity or hinder the enforceability or performance of this Agreement or the other Transaction Documents or any of the transactions contemplated hereby and thereby. To the best knowledge of the Management Corporations and the Managers, there are no proceedings pending or threatened, relating to the termination of, or limitation of, any License held by Mesirow Asset Management or the Partnership, including, without limitation, the registrations as investment advisers of Mesirow Asset Management and the Partnership under the Advisers Act, or any similar statute or regulation of any other jurisdiction. To the best knowledge of the Management Corporations and the Managers, Mesirow Asset Management is, and at all times has been, in material compliance with all laws and governmental rules and regulations, domestic or foreign, including, without limitation, all federal or state securities laws applicable to the Institutional Business or the Partnership.


SECTION 6. CONDITIONS PRECEDENT TO AMG'S OBLIGATION.

      The obligation of AMG to purchase and accept transfer and delivery of the Purchased Interest is subject to the satisfaction on or, where appropriate, prior to the Closing Date, of the following conditions, except to the extent that any such condition may have been waived in writing by AMG on or prior to the Closing Date:

      6.1 Litigation; No Opposition. No judgment, injunction, order or decree enjoining or prohibiting any of AMG, Mesirow Asset Management, Mesirow Holdings, the Partnership, any of the Management Corporations or any of the Managers or other parties to any of the Transaction Documents, from consummating the transactions contemplated hereby or thereby shall have been entered and no suit, action or proceeding shall be pending or threatened at any time prior to or on the Closing Date before or by any court or governmental body seeking to restrain or prohibit, or seeking damages or other relief in connection with, the execution and delivery of this Agreement or any of the Transaction Documents, or the consummation of the transactions contemplated hereby or thereby or which could be expected to have a Material Adverse Effect on AMG, Mesirow Asset Management or the Partnership.

      6.2 Representations, Warranties and Covenants. Each of the representations and warranties of Mesirow Asset Management, Mesirow Holdings, the Partnership, each of the Management Corporations, and each of the Managers contained in this Agreement and in any schedule or exhibit attached hereto (including any supplement to any such schedule or exhibit) and in each other Transaction Document and each other agreement, document and instrument to be executed, delivered and performed by AMG in connection with the transactions contemplated herein and therein or otherwise made in writing by any of them or on their behalf shall be true and correct (a) at and as of the date of this Agreement,
(b) at and as of the Asset Transfers as though newly made at such time, and (c) at and as of the Closing as though newly made at such time, except that the Company Financial Statements must continue to be true only as of the respective dates covered thereby. Each and all of the agreements and conditions to be performed or satisfied by Mesirow Asset Management, Mesirow Holdings, the Partnership, each of the Management Corporations and each of the Managers hereunder and under the other Transaction Documents and each other agreement, document and instrument to be executed, delivered and performed by AMG in connection with the transactions contemplated herein and therein at or prior to the Closing shall have been duly performed or satisfied; and Mesirow Asset Management, Mesirow Holdings, the Partnership, each of the Management Corporations and each of the Managers shall have furnished AMG with a certificate or certificates dated as of the Closing Date with respect to each of the foregoing.

      6.3 Advisory Contract Consents.

            (a) Mesirow Asset Management and the Partnership (i) shall have, at least sixty (60) days in advance of the Closing Date, requested the consent from the clients of the Institutional Business to the transactions contemplated hereby in the manner set forth in Section 8.2, and, (ii) except as otherwise agreed in writing by AMG, shall have obtained from each registered investment company for which Mesirow Asset Management serves as a subadviser (with the approval by the trustees (including a majority of the independent trustees) and the shareholders of each such company) new investment advisory contracts effective as of the Closing that are Comparable Contracts;

            (b) the Partnership shall have obtained from each Skyline Fund (with the approval by the trustees (including a majority of the independent trustees) and the shareholders of each Skyline Fund) new investment advisory contracts effective as of the Closing that are Comparable Contracts;

            (c) clients of Mesirow Asset Management (including the Skyline Funds) which are party to advisory agreements that provide for Aggregate Contract Payments constituting at least seventy-five percent (75%) of the Base Fees shall have affirmatively consented in writing to the transactions contemplated hereby (by countersigning a notice substantially in the form of Exhibit 8.1(a) or Exhibit 8.1(b) such that the advisory contracts (or Comparable Contracts as provided above with respect to registered investment companies) in effect as of the date of this Agreement survive the transactions contemplated hereby without impermissible assignment; and

            (d) at the Closing, Mesirow Asset Management, Mesirow Holdings, each Management Corporation and each Manager shall deliver a certificate certifying as to compliance with the foregoing.

      6.4 Registration as an Investment Adviser. Mesirow Asset Management and the Managers shall have caused the Partnership to become registered as an investment adviser under the Advisers Act and the rules and regulations promulgated thereunder in all jurisdictions in which Mesirow Asset Management is registered in connection with the Institutional Business on the date of this Agreement and in each other jurisdiction where it is desirable for the Partnership to be registered as an investment adviser in order to conduct after the Asset Transfers and Closing the Institutional Business presently conducted by Mesirow Asset Management.

      6.5 Other Approvals. Except as otherwise specifically contemplated hereby, all actions by or in respect of, or filings with, any governmental body, agency, or official or authority required to permit the consummation of the transactions contemplated hereby so that the Partnership shall be able to carry on the Institutional Business after the Closing Date substantially in the manner now conducted by Mesirow Asset Management, shall have been taken, made or obtained, and any and all other material permits, approvals, consents or other action necessary to consummate the transactions hereunder shall have been received or taken, and none of such permits, approvals or consents shall contain any provisions which, in the reasonable judgment of AMG, are unduly burdensome.

      6.6 Asset Transfer. (a) The transactions contemplated by the Asset Transfer Agreement in the form attached hereto as Exhibit 6.6 shall have occurred and at least one (1) full business day shall have elapsed from such occurrence, (b) such other documents and instruments of transfer as AMG shall reasonably deem necessary shall have been executed and delivered, and (c) the Partnership's capitalization, including Partnership Points and options and other rights to purchase Partnership Points, and the Capital Accounts in the Partnership shall be as set forth on Schedule 6.6 hereto.

      6.7 Non Solicitation/Non Disclosure Agreements. Each Manager and each Management Corporation shall have entered into a Non Solicitation/Non Disclosure Agreement with the Partnership (each a "Non Solicitation Agreement") in the form attached hereto as Exhibit 6.7, and each such Non Solicitation Agreement shall be in full force and effect.

      6.8 Working Capital and Tangible Net Worth of the Partnership. After the Asset Transfers, and at the Closing, and after taking into account all transaction costs which are assumed or to be assumed by the Partnership, the Partnership shall have a tangible net worth (determined in accordance with generally accepted accounting principles using the accrual based method of accounting, consistently applied) of at least $600,000 and at least $200,000 of working capital (defined as current assets less current liabilities). The Partnership shall also have all of the assets and cash necessary for the operation of the Institutional Business consistent with past practices. After the Asset Transfers and immediately prior to the Closing, the adjusted tax basis of the assets of the Partnership consisting of office furniture and computer equipment and other equipment as agreed to by AMG shall be at least $400,000.

      6.9 Delivery. Each Mesirow Entity, the Partnership, each Management Corporation and each Manager shall have executed (where applicable) and delivered to AMG (or shall have caused to be executed and delivered to AMG by the appropriate person) the following:

            (a) the Asset Transfer Agreement and all such other documents of transfer and assignment as AMG may reasonably require;

            (b) certified copies of resolutions of the board of directors or trustees (and, if necessary, the shareholders or partners) of the Mesirow Entities, each Management Corporation and the Skyline Funds, authorizing the execution and delivery of each of the Transaction Documents to which such Person is a party and approving all other actions required to be taken or approved in connection with this Agreement and the other Transaction Documents and the transactions contemplated herein and therein;

            (c) a copy of the charter and by-laws of Mesirow Asset Management and each of the Management Corporations which, in the case of the charter, is certified as of a recent date by the Secretary of State of the relevant state of incorporation;

            (d) a copy of the Agreement and Declaration of Trust and by-laws of the Skyline Trust which, in the case of the Agreement and Declaration of Trust, is certified as of a recent date by the Secretary of State of the Commonwealth of Massachusetts;

            (e) a certificate issued by the appropriate Secretary of State certifying that Mesirow Asset Management, Mesirow Financial, Mesirow Holdings, the Partnership, each Management Corporation and the Skyline Trust is validly existing and in good standing in such state as of the most recent practicable date;

            (f) a certificate issued by the appropriate Secretary of State of each state in which each of Mesirow Asset Management and, after giving effect to the Asset Transfers, the Partnership does business certifying that Mesirow Asset Management and the Partnership, as applicable, are in good standing in such state as of the most recent practicable date;

            (g) true and correct copies of each of the Transaction Documents, and all agreements, documents, instruments and certificates delivered or to be delivered in connection therewith;

            (h) for each of the Managers evidence that such Person has had a physical examination within ninety (90) days prior to the Closing, including a letter from a licensed physician familiar with such Person's health indicating that such Person is in good health at such date;

            (i) a certificate of the Secretary of Mesirow Asset Management, Mesirow Financial, Mesirow Holdings, and each of the Management Corporations and the Skyline Trust, certifying that its respective resolutions, charter and by-laws described in paragraphs (b) and (c) above are in full force and effect and have not been amended or modified, and that the officers of such corporation are those persons named in the certificate;

            (j) an opinion from Mayer, Brown & Platt, counsel to Mesirow Asset Management, Mesirow Holdings and the Partnership, in form and substance materially consistent with Exhibit 6.9(k);

            (k) an opinion from Bell, Boyd & Lloyd, counsel to the Skyline Trust, in form and substance materially consistent with Exhibit 6.9(l);

            (l) a Trademark, Tradename and Service Mark Assignment, in form and substance materially consistent with Exhibit 6.9(m);

            (m) all records of the Skyline Trust that are customarily maintained by the Skyline Trust's investment adviser or are required to be maintained by the adviser under Section 31 of the Investment Company Act and regulations promulgated thereunder, together with all records customarily maintained on behalf of the Skyline Trust by its distributor;

            (n) complete copies, and access upon the request of the Partnership to the originals, of all records of the Institutional Business that are customarily maintained by Mesirow Asset Management or are required to be maintained under the Advisers Act and regulations promulgated thereunder; and

            (o) such other certificates and other documents as Goodwin, Procter & Hoar as counsel to AMG may reasonably request in connection with the transactions contemplated herein and in the other Transaction Documents.

      6.10 Code of Ethics, etc. The Partnership shall have adopted such Code of Ethics, Insider Trading Policies, Trade Allocation Policies and Supervisory Procedures Manuals as are acceptable to AMG.

      6.11 Resignations. Mesirow Asset Management shall have delivered or caused to be delivered to AMG the resignations, to be effective upon the Closing, of all officers of the Skyline Trust who are not the Managers and of all trustees of the Skyline Trust except Dutton.

      6.12 Elections. Persons acceptable to AMG and the Managers shall have been duly elected as trustees of the Skyline Trust.

      6.13 Termination of Mesirow Growth Fund. At or prior to the Closing, Mesirow Growth Fund shall have been terminated and all liquidating payments or similar distributions shall have been made to the limited partners therein, all in accordance with the terms and provisions of the Mesirow Growth Fund Amended and Restated Agreement of Limited Partnership dated as of May 5, 1992 and in accordance with applicable law.

      6.14 New Fund Contracts. The Skyline Trust shall have entered into arrangements satisfactory to AMG with (a) one or more money market mutual fund(s) to and from which shares of the Skyline Trust may be exchanged and, (b) if so requested by AMG, a third party distributor, and in connection therewith the Skyline Trust and the Mesirow Entities shall have given all notices to shareholders of the Skyline Trust as may be required by applicable law or regulation and within any required time periods. The agreements described in the foregoing sentence, together with the advisory agreements described in Section 6.3(b) and any administrative or similar contracts and any plans in connection therewith that may be determined by AMG to be necessary or appropriate for the Skyline Trust, shall all have received any approvals of shareholders, trustees and independent trustees of the Skyline Trust or the Skyline Funds as may be necessary or appropriate and shall be referred to herein as the "New Fund Contracts."

      6.15 Termination of Existing Advisory and Distribution Arrangements. Except as contemplated in Section 8.13, all advisory agreements and distribution arrangements between the Skyline Funds and Mesirow Holdings, Mesirow Asset Management and any of their Affiliates, shall have been terminated effective as of the Closing, or in the case of the investment advisory agreement between Mesirow Asset Management and each of the Skyline Funds, upon effectiveness of the corresponding agreement with the Partnership as contemplated by Section 6.3(b).

      6.16 Termination of Covenant Concerning Confidential Information. At or prior to the Closing, Mesirow Asset Management shall have delivered to AMG evidence that (i) each of the agreements listed on Schedule 2.10(c) hereto has terminated on terms acceptable to AMG and its counsel, and (ii) except as otherwise consented to by AMG (which consent shall not be unreasonably withheld), each of such employees from and after the termination of such agreement shall have no liability or obligation whatsoever under such agreement to Mesirow Financial or any of its Affiliates.


SECTION 7. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF MESIROW ASSET MANAGEMENT
           AND MESIROW HOLDINGS

      The obligations of Mesirow Asset Management to sell and deliver the Purchased Interest, and of Mesirow Holdings to cause such sale and delivery, to AMG are subject to the satisfaction at or prior to the Closing Date of the following conditions, except to the extent that any such


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



condition may have been waived in writing by Mesirow Asset Management prior to the Closing Date.

      7.1 No Litigation; No Opposition. No judgment, injunction, order or decree enjoining or prohibiting any of AMG, any Mesirow Entity, any Management Corporation or any Manager or other parties to any of the Transaction Documents, from consummating the transactions contemplated hereby or thereby shall have been entered and no suit, action or proceeding shall be pending or threatened prior to or on the Closing Date before or by any court or governmental body seeking to restrain or prohibit the execution and delivery of this Agreement or any of the Transaction Documents or the consummation of the transactions contemplated hereby or thereby.

      7.2 Representations, Warranties and Covenants. Each of the representations and warranties of AMG contained in this Agreement and in any schedule or exhibit attached hereto (including any supplement to any such schedule or exhibit) and in each other Transaction Document or otherwise made in writing by AMG or on its behalf shall be true and correct at and as of the Closing as though newly made at such time. Each and all the agreements and conditions to be performed or satisfied by AMG hereunder and under the other Transaction Documents at or prior to the Closing Date shall have been duly performed or satisfied in all material respects; and AMG shall have furnished Mesirow Asset Management and Mesirow Holdings with a certificate dated as of the Closing Date to the foregoing effect.

      7.3 Delivery. AMG shall have executed and delivered to Mesirow Asset Management and Mesirow Holdings, the following:

            (a) certified copies of resolutions of the board of directors (and, if necessary, the shareholders) of AMG authorizing the execution of this Agreement and each of the other Transaction Documents to which AMG is a party;

            (b) a copy of the charter and by-laws of AMG which, in the case of the charter, is certified as of a recent date by the Secretary of State of the State of Delaware;

            (c) a certificate issued by the Secretary of State of the State of Delaware certifying that AMG is validly existing in Delaware as of the most recent practicable date;

            (d) true and correct copies of each of the Transaction Documents, and all agreements, documents, instruments and certificates delivered or to be delivered in connection therewith to which AMG is a party;

            (e) a certificate of the Secretary of AMG certifying that the resolutions, charter and by-laws in paragraphs (a) and (b) above are in full force and effect and have not been amended or modified, and that the officers of AMG are those persons named in the certificate; and

            (f) an opinion from Goodwin, Procter & Hoar in form and substance materially consistent with Exhibit 7.3(f).

      7.4 Advisory Contract Consents. At the Closing, clients of Mesirow Asset Management (including the Skyline Funds) which are party to advisory agreements that provide for Aggregate Contract Payments constituting at least seventy-five percent (75%) of the Base Fees shall have affirmatively consented in writing to the transactions contemplated hereby (by countersigning a notice substantially in the form of Exhibit 8.1(a) or Exhibit 8.1(b) such that the advisory contracts (or Comparable Contracts as provided in Sections 6.3(a) and (b) hereof with respect to registered investment companies) in effect as of the date of this Agreement survive the transactions contemplated hereby without impermissible assignment.

      7.5 New Fund Distribution Arrangements. The Skyline Trust shall have entered into arrangements satisfactory to the independent trustees of the Skyline Trust with respect to the distribution of shares of the Skyline Trust.

SECTION 8. COVENANTS OF THE PARTIES.

      From and after the date hereof (subject to Section 11.2 hereof), each of the Partnership, Mesirow Asset Management and Mesirow Holdings, jointly and severally, and each Management Corporation and each of the Managers, severally but not jointly, agrees with AMG that it (or he) will perform the actions contemplated to be performed by it (or him) under this Section 8, and AMG agrees with each of the Partnership, Mesirow Asset Management, Mesirow Holdings, each Management Corporation and each Manager that it will perform the actions contemplated to be performed by it under this Section 8:

      8.1 Client Consents.

            (a) As soon as practicable after the date hereof, Mesirow Asset Management shall notify all its clients (other than the Skyline Funds) of the transactions contemplated hereby and by the other Transaction Documents. Such notice shall be substantially in the form of Exhibit 8.1(a) hereto unless otherwise agreed by Mesirow Asset Management and AMG with respect to a particular client or group of clients.

            (b) On or prior to June 30, 1995, Mesirow Asset Management shall send to each client who received a notice in substantially the form of Exhibit 8.1(a) hereto, and who has not returned such notice, a notice in substantially the form of Exhibit 8.1(b) hereto; unless otherwise agreed by Mesirow Asset Management and AMG with respect to a particular client or group of clients.

            (c) The parties hereto will cooperate and use all commercially reasonable efforts to obtain, as soon as practicable, the written consent of each client of Mesirow Asset Management (other than the Skyline Funds) to the assignment of such client's investment advisory contract,


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



where such client's investment advisory contract requires such written consent for the transactions contemplated hereby.

            (d) With respect to the Skyline Funds, subject in all cases to the fiduciary duties to which it may be subject, Mesirow Holdings and Mesirow Asset Management shall use all commercially reasonable efforts (including, without limitation, the payment of reasonable printing, soliciting and similar expenses) to cause each of the Skyline Funds to call a meeting of its shareholders to consider, and to solicit its shareholders with regard to, the transactions contemplated hereby, including the investment advisory agreement with the Partnership contemplated under Section 6.3(b), the subsequent change in control of the Partnership to occur at the Closing, the investment advisory agreement contemplated to be in effect at and after the Closing and the election of trustees as contemplated in Section 6.12, consistent with all of the requirements of federal securities laws applicable to such solicitation.

      8.2 Conduct of Business. Until the Closing, except as specifically contemplated by this Agreement (or except with the prior written consent of AMG):

            (a) the business of each of Mesirow Asset Management and the Partnership shall be conducted only in the ordinary course and in a manner consistent in all material respects with past practices, and in compliance in all material respects with all applicable laws, rules and regulations;

            (b) the Mesirow Entities, the Management Corporations and the Managers shall not make or assist in making any change in the charter documents or by-laws of Mesirow Asset Management or in the Partnership Agreement of the Partnership;

            (c) the Partnership shall not (i) declare, set aside, make or pay any distribution or dividend in respect of its equity interests, or direct or indirect issuance, redemption, purchase or other acquisition of its own capital stock or other equity interests, or (ii) make any change in its capitalization, and none of the Mesirow Entities shall cause or permit any such event;

            (d) neither Mesirow Asset Management nor the Partnership shall (i) create, incur or assume any Indebtedness, (ii) make any loans, advances or capital contributions to or investments in, any person or entity, (iii) make any capital expenditure, or (iv) settle any litigation;

            (e) neither Mesirow Asset Management nor the Partnership shall acquire, sell, lease or dispose of any assets other than in the ordinary course of business;

            (f) neither Mesirow Asset Management nor the Partnership shall mortgage, pledge or subject to any lien, lease, security interest or other Claim, any properties or assets; and

            (g) in each case, except in the ordinary course of business consistent with past practices, (i) none of the Mesirow Entities or the Partnership shall increase the rate of


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



compensation payable or to become payable to any director, officer, employee or agent currently employed by Mesirow Asset Management or the Partnership, and
(ii) neither Mesirow Asset Management nor the Partnership (nor Mesirow Holdings to the extent it may affect Mesirow Asset Management or the Partnership) without the prior written consent of AMG shall hire any directors, officers, employees or agents, or enter into any collective bargaining agreement, bonus, stock option, profit sharing, compensation, pension, welfare, retirement or other similar arrangement, or any employment contract.

      8.3 Preservation of Business and Assets. Until the Closing, each of Mesirow Asset Management, Mesirow Holdings, the Partnership and each Manager shall use all commercially reasonable efforts, consistent with past practices, to: (a) preserve the current Institutional Business, (b) maintain the present clients of the Institutional Business until the Asset Transfers, and thereafter to maintain such clients as clients of the Partnership, in each case, on terms that are at least as favorable as the terms of the agreements between Mesirow Asset Management and the relevant client as in effect on the date hereof, (c) preserve the goodwill of Mesirow Asset Management until the Asset Transfers, and thereafter to preserve such goodwill as goodwill of the Partnership, and (d) preserve any Licenses required in connection with the business of Mesirow Asset Management (including without limitation all investment adviser registrations). In addition, none of Mesirow Asset Management, Mesirow Holdings (to the extent it may affect Mesirow Asset Management or the Partnership), the Partnership, any of Management Corporations or any of the Managers shall take any material action not in the ordinary course of business without giving AMG prior written notice thereof.

      8.4 Observer Rights and Access. Until the Closing, Mesirow Asset Management shall use all commercially reasonable efforts to cause the board of trustees of the Skyline Trust to permit a representative of AMG to attend and observe all meetings of the board of trustees of the Skyline Trust in a non-voting observer capacity. Mesirow Asset Management and Mesirow Holdings shall afford to AMG and its representatives free access to the properties and records of Mesirow Asset Management and Mesirow Holdings (to the extent it may affect Mesirow Asset Management and the Partnership), the Skyline Funds and the Partnership in order that AMG may have full opportunity to make such investigation as it shall desire for purposes consistent with this Agreement.

      8.5 Termination of Reserve Fund Arrangements. Mesirow Holdings and Mesirow Asset Management will cooperate with AMG and the Skyline Funds and will use all commercially reasonable efforts to terminate, and to cause the Skyline Funds to terminate, all existing agreements in connection with the Reserve Fund and each series thereof as such agreements apply to the Skyline Funds.

      8.6 Use of Skyline Name. The Mesirow Entities will use all commercially reasonable efforts to cease all use, and to cause their Affiliates and the Reserve Fund to cease all use, on and after the Closing Date of the word "Skyline," and the logo used by the Skyline Trust and all other trademarks, trade names or service marks related thereto.

      8.7 SEC Filings.

            (a) The parties hereto will cooperate to file, as soon as practicable following the execution of this Agreement and on behalf of the Partnership, with the SEC a Uniform Application for Investment Adviser Registration on Form ADV to register the Partnership as an investment adviser under the Advisers Act, and will cooperate to file the appropriate application for investment adviser registration as soon as practicable following the execution of this Agreement on behalf of the Partnership, with all other jurisdictions in which Mesirow Asset Management is registered as an investment adviser and in each other jurisdiction where it is desirable for the Partnership to be registered as an investment adviser in order to conduct after the Asset Transfers and the Closing the Institutional Business presently conducted by Mesirow Asset Management (together with the application on Form ADV, the "Applications").

            (b) The parties hereto will cooperate with each other and will each use all commercially reasonable efforts to cause the Skyline Funds to file a post-effective amendment to the Skyline Funds' registration statement on Form N-1A at least sixty (60) days prior to the Closing, which amendment shall reflect all changes in the Skyline Funds' affairs as a consequence of the transactions contemplated hereby, and shall cooperate with one another in causing the Skyline Funds to make any other filing necessary to satisfy disclosure requirements to enable the public distribution of the shares of beneficial interest of the Skyline Funds to continue unabated after the Closing. Each party covenants that any information describing such party or its Affiliates or provided by such party or its Affiliates or their respective operations or plans that is contained in any such post-effective amendment will not contain, at the time any such amendment becomes effective, any untrue statement of material fact or omit to state any material fact required to be stated therein, where necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

            (c) The parties hereto will cooperate with each other and will each use all commercially reasonable efforts to cause the Skyline Funds, with the assistance of counsel to AMG, to prepare and file a proxy statement and related materials, as contemplated by Section 8.1(d) as soon as practical following the execution of this Agreement. Each party covenants that any information describing such party or its Affiliates or provided by such party or its Affiliates or their respective operations or plans that is contained in any solicitation materials will not contain, at the time such materials are furnished or at the time of the shareholder meeting contemplated thereby, any untrue statement of material fact or omit to state any material fact required to be stated therein, where necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

      8.8 Interim Financial Statements. Until the Closing, on or prior to the penultimate business day of each calendar month, Mesirow Asset Management shall furnish to AMG unaudited balance sheets of Mesirow Asset Management as the end of the preceding month, together with the related unaudited statements of income and cash flows of the Institutional Business for the period from March 31, 1995 through such month end, which financial statements shall have been prepared in accordance with generally accepted accounting principles, methods and practices using the accrual method of accounting consistently applied (except that they do not include footnotes) and fairly present in all material respects the financial position and the results of operations of Mesirow Asset Management for the period covered thereby and then ended, subject to year-end audit adjustments which individually, or in the aggregate, are not material (together, such financial statements are referred to as the "Interim Financial Statements"). At the time the Interim Financial Statements are given to AMG, they shall be accompanied by a certificate of Mesirow Asset Management to the foregoing effect.

      8.9 Confidentiality. Each of the parties hereto agrees, on behalf of itself and its representatives and agents, to keep confidential any and all information and data of a proprietary or confidential nature with respect to another party in its possession or which it has received as a result of any investigation made in connection with this Agreement; provided, however, that notwithstanding the foregoing, each of the parties hereto shall be free to disclose any such information or data (a) to the extent required by applicable law, order, rule or regulation (including without limitation applicable federal and state securities laws) and (b) during the course of or in connection with any litigation, arbitration or other proceeding based upon or in connection with the subject matter of this Agreement; provided, however, that prior to disclosing any such information in connection with any such litigation, arbitration or proceeding, the applicable party shall give prior notice to the other interested parties and shall use reasonable efforts to obtain confidential treatment therefor. In addition, the timing and content of any news or other media release regarding the transactions contemplated hereby shall be mutually agreed to in advance by AMG and Mesirow Holdings.

      8.10 Expenses. Except as otherwise expressly provided herein, each of the parties hereto shall pay its own expenses incident to the negotiation and consummation of the transactions contemplated by this Agreement and the Transaction Documents and the preparation and carrying out of this Agreement and the transactions contemplated hereby or thereby; provided, however, that AMG shall pay the fees and disbursements of Goodwin, Procter & Hoar in connection with the preparation and filing of the proxy statement described in Section 8.8(c) and all filing and registration fees incurred by the Partnership in connection with the transactions contemplated hereby or pursuant to its obligations hereunder.

      8.11 Covenants With Respect to Section 15(f) of the Investment Company
Act.

            (a) In accordance with Section 15(f) of the Investment Company Act
(i) for a period of three (3) years after the effectiveness of the Asset Transfers, AMG shall not cause, and shall use all commercially reasonable efforts not to permit, any "interested person" of Mesirow Asset Management or the Partnership, as such term is defined in the Investment Company Act, to become or to continue as a member of the Board of Trustees of the Skyline Trust unless, taking into account such interested person, at least seventy-five percent (75%) of the members of such Board of Trustees are not interested persons of Mesirow Asset Management or the Partnership, and (ii) for a period of two (2) years following the Closing Date, AMG will not engage in or cause, and will use all commercially reasonable efforts to prevent any Affiliate of the Partnership from engaging in or causing, any act, practice or arrangement that imposes an unfair burden on the Skyline Trust within the meaning of Section 15(f), or if the Partnership or any of its Affiliates shall have obtained an order from the SEC exempting it from the provisions of Section 15(f) or an opinion of counsel based on judicial precedents under applicable federal law with respect to the meaning of Section 15(f), which opinion is reasonably satisfactory in form and substance to the Board of Trustees of the Skyline Trust, then this representation shall be deemed to be modified to the extent necessary to permit the Partnership and its Affiliates to act in a manner consistent with such exemptive order or legal opinion.

            (b) In accordance with Section 15(f) of the Investment Company Act
(i) for a period of three years after the effectiveness of the Asset Transfers, neither Mesirow Asset Management nor Mesirow Holdings shall knowingly cause, and shall use all commercially reasonable efforts to cooperate with reasonable requests made by AMG so as not to permit any "interested person" of Mesirow Asset Management, as such term is defined in the Investment Company Act, to become or to continue as a member of the Board of Trustees of the Skyline Trust unless, taking into account such interested person, at least seventy-five percent (75%) of the members of such Board of Trustees are not interested persons of Mesirow Asset Management or the Partnership, and (ii) for a period of two (2) years following the Closing Date, neither Mesirow Asset Management nor Mesirow Holdings will engage in or cause, and each will use all commercially reasonable efforts to prevent any Affiliate of each of them from engaging in or causing, and act, practice or arrangement that imposes an unfair burden on the Skyline Trust within the meaning of Section 15(f); provided, however, that if Mesirow Asset Management or any of its Affiliates shall have obtained an order from the SEC exempting it from the provisions of Section 15(f) or an opinion of counsel based on judicial precedents under applicable federal law with respect to the meaning of Section 15(f), which opinion is reasonably satisfactory in form and substance to the Board of Trustees of the Skyline Trust, then this representation shall be deemed to be modified to the extent necessary to permit Mesirow Asset Management and its Affiliates to act in a manner consistent with such exemptive order or legal opinion.

      8.12 Retirement Plans. As of the effectiveness of the Closing, the Partnership shall execute and deliver an employee retirement plan satisfactory to the Managers and AMG, which provides for employee contributions toward retirement and permits, among other things, the investment of contributions in the Skyline Funds.

      8.13 Agreement with Mesirow Financial. During the period from the Closing Date through the second anniversary of the Closing Date, Mesirow Holdings shall take any and all action necessary to cause Mesirow Financial to pay all compensation or fees received by it pursuant to any selling group, selected dealer, distribution, service or similar agreement with respect to shares of any of the Skyline Funds ("Fees") to the registered representative(s) or similar customer service provider(s) responsible for the customers who hold the shares of the Skyline Funds with respect to which such fees are being received.

      8.14 Mesirow Growth Fund. The Mesirow Entities shall use all commercially reasonable efforts to cause the trustees of the Skyline Trust to permit limited partners in the Mesirow Growth Fund to purchase shares of Skyline Special Equities Portfolio with a net asset value equal to the fair market value of the distributions that such limited partners are entitled to receive upon liquidation of Mesirow Growth Fund. The Mesirow Entities shall cause to be sent to the limited partners of Mesirow Growth Fund, together with any notice, report, consent or similar document that sets forth the intention of any of the Mesirow Entities to take action that will cause Mesirow Growth Fund to terminate, a notice indicating that such limited partners may make investments in the Skyline Special Equities Portfolio, together with a prospectus, application and such other information with respect to the Skyline Special Equities Portfolio as AMG, the Managers and the Mesirow Entities may reasonably agree to be appropriate or necessary.

      8.15 Tax Compliance. Mesirow Asset Management shall recommend that, and after such course of action has been approved by the board of trustees of Skyline Trust shall take all actions necessary to cause, Skyline Special Equities II, within thirty (30) days after the execution of this Agreement, to prepare and file an amended federal income tax return for the 1993 tax year (and any other documentation required by the IRS in connection therewith) and pay any deficiency related to such tax year and other additions to tax, interest, fines and penalties relating thereto.

SECTION 9. INDEMNIFICATION.

      9.1 Indemnification by Mesirow Asset Management and Mesirow Holdings. From and after the Closing Date, Mesirow Asset Management and Mesirow Holdings shall jointly and severally defend, indemnify, save and hold harmless AMG, AMG's Affiliates and subsidiaries and their respective employees, representatives, officers, directors, partners and agents, from and against any and all actions, suits, claims, proceedings, demands, assessments and judgments, costs, Taxes, losses (including, without limitation, diminution in value), liabilities, damages, deficiencies and expenses, including without limitation, interest, penalties, reasonable attorneys' and accountants' fees and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing, incurred in connection with, arising out of, resulting from or incident to (a) any misrepresentation, breach of any warranty, covenant or agreement, the inaccuracy of any representation, or the default or nonfulfillment of any agreement on the part of Mesirow Asset Management or Mesirow Holdings and, prior to the Closing, the Partnership, under this Agreement or any of the Transaction Documents or any of the documents, instruments or certificates contemplated hereby or thereby or in any schedule, exhibit, certificate or financial statement delivered hereunder, or any claim, action or proceeding asserted or instituted or growing out of any matter or thing covered by such representations, warranties, covenants or agreements, (b) the operation of Mesirow Asset Management including, without limitation the operation of the Partnership prior to the Closing, (c) the administration or management of the Skyline Funds including, without limitation, the administration or management of the Skyline Funds prior to the Closing, and the Tax matters described on
Schedule 2.24(f) or (d) any contracts, leases or agreements not assumed by the Partnership; provided, however, that the indemnification obligations of the Mesirow Entities hereunder (other than obligations with respect to indemnification for Taxes or based upon or related to a breach of any representation or warranty or covenant with respect to Taxes, Employee Plans or environmental laws or based upon or related to the Tax matters described on
Schedule 2.24(f)) shall be limited in the aggregate to an amount equal to the Purchase Price.

      9.2 Indemnification by Management Corporations. From and after the Closing Date, each of the Management Corporations, shall severally defend, indemnify, save and hold harmless AMG, AMG's Affiliates and subsidiaries, the Managers (other than any Manager holding stock in such Management Corporation), the other Management Corporations, and their respective employees, representatives, officers, directors, partners and agents from and against any and all actions, suits, claims, proceedings, demands, assessments and judgments, costs, losses (including, without limitation, diminution in value), liabilities, damages, deficiencies and expenses, including, without limitation, interest, penalties, reasonable attorneys' and accountants' fees and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing, incurred in connection with, arising out of, resulting from or incident to any misrepresentation, breach of warranty, covenant or agreement, the inaccuracy of any representation, or the default or nonfulfillment of any agreement, in each case on the part of such party or their respective stockholders, under this Agreement or any of the Transaction Documents or any of the documents, instruments or certificates contemplated hereby or thereby, or any schedule, exhibit, or certificate delivered hereunder or thereunder, or any claim, action, or proceeding asserted or instituted or growing out of any matter or thing covered by such representations, warranties, covenants or agreements.

      9.3 Indemnification by AMG.

            (a) From and after the Closing Date, AMG shall defend, indemnify, save and hold harmless Mesirow Asset Management, Mesirow Holdings, the Managers and the Management Corporations and their respective officers and directors from and against any and all actions, suits, claims, proceedings, demands, assessments and judgments, costs, Taxes, losses, liabilities, damages, deficiencies and expenses, including without limitation, interest, penalties, reasonable attorneys' and accountants' fees and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing, incurred in connection with or arising out of or resulting from or incident to any misrepresentation, breach of any warranty, covenant or agreement, the inaccuracy of any representation, or the default or nonfulfillment of any agreement on the part of AMG under this Agreement or any of the Transaction Documents or any of the documents, instruments, or certificates contemplated hereby or thereby, or any schedule, exhibit, or certificate delivered hereunder or thereunder, or any claim, action or proceeding asserted or instituted or growing out of any matter or thing covered by such representations, warranties, covenants or agreements.

      (b) From and after the Closing Date, AMG shall defend, indemnify, save and hold harmless Mesirow Asset Management, Mesirow Holdings and their respective officers and directors from and against any and all costs, expenses and attorneys' fees and disbursements incurred in connection with or arising out of or resulting from or incident to any suit, claim, or proceedings to which any of the foregoing indemnified parties is made party; provided that such suit, claim or proceeding results from the operation of the Partnership after the Closing Date, and; provided further that none of the foregoing indemnified parties is found in such proceeding or otherwise by a court or tribunal of competent jurisdiction to have acted with, or failed to act as a result of, willful misconduct, recklessness or gross negligence.

      9.4 Survival of Indemnification Obligations. The indemnification obligations of Mesirow Asset Management, Mesirow Holdings, the Partnership, each Management Corporation, and AMG contained in this Section 9 shall terminate three (3) years after the Closing Date except that with respect to the representations and warranties contained in Sections 2.18, 2.20, and 2.24(f) and, to the extent it relates to such Sections, Section 2.25, such indemnification obligations shall survive until the expiration of the applicable statutes of limitations, including extensions thereof. Notwithstanding the foregoing, if prior to such expiration date a specific state of facts shall have become known which may constitute or give rise to any loss as to which such indemnity may be payable and an indemnified party shall have given notice of such facts to the indemnifying party specifying and describing the basis of the relevant indemnity claim, then the right to indemnification with respect thereto shall remain in effect without regard to when such matter shall have been finally determined and disposed of according to the date on which notice of the applicable claim is given.

      9.5 Defense of Claims. If any action, suit, claim, Tax audit, proceeding, demand, assessment or enforcement action is filed or initiated against any party entitled to the benefit of indemnity hereunder, the indemnified party shall give written notice thereof to the indemnifying party or parties as promptly as practicable (and in any event within thirty (30) days after the service of the citation or summons); provided, however, that the failure of any indemnified party to give timely notice shall not affect the rights of such party to indemnification hereunder except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice and a reasonable period of time to allow for analysis of the relevant claim, if the indemnifying party shall acknowledge in writing to such indemnified party that such indemnifying party shall be obligated under the terms of its indemnity hereunder for all liabilities of the indemnified party in connection with such action, suit, claim, tax audit, proceeding, demand, assessment or enforcement action (subject to the following sentence), then the indemnifying party shall be entitled, if it so elects and with counsel reasonably satisfactory to the indemnified party, to take control of the defense and investigation of such action, suit, claim, tax audit, proceeding, demand, assessment or enforcement action, and to employ and engage attorneys to handle and defend the same, at the indemnifying party's cost, risk and expense; and the indemnified party shall cooperate in all reasonable respects, at the indemnifying party's request and cost, risk and expense, with the indemnifying party and its attorneys in the investigation, trial and defense of such action, suit, claim, tax audit, proceeding, demand, assessment or enforcement action, and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in such investigation, trial and defense of such action, suit, claim, tax audit, proceeding, demand, assessment or enforcement action, and any appeal arising therefrom; and provided further, that the indemnifying party shall have an obligation to keep the indemnified party apprised of the status of the action, suit, claim, tax audit, proceeding, demand, assessment or enforcement action, to furnish the indemnified party with all documents and information that the indemnified party shall reasonably request in connection therewith, and to consult with the indemnified party prior to acting on major matters involved in such action, suit, claim, tax audit, proceeding, demand, assessment or enforcement action, including settlement discussions, it being understood that no settlement of any action for which indemnification may be payable hereunder shall be made without the prior written consent of the indemnified party. Notwithstanding any other provision of this Section 9.5, if an indemnified party withholds its consent to a settlement or elects to defend any claim, where but for such action the indemnifying party could have settled such claim, the indemnifying party shall be required to indemnify the indemnified party only up to a maximum of the bona fide settlement offer for which the indemnifying party could have settled such claim. The indemnified party shall be entitled to defend, settle or proceed in such other manner as it deems fit, in its sole discretion, in connection with any action, suit, claim, proceeding, demand, assessment or enforcement action as to which the indemnifying party has not acknowledged its obligations in writing in accordance with the foregoing sentence; and no actions taken by the indemnified party in connection therewith shall affect or limit the obligations of the indemnifying party pursuant to this Section 9.5.

      9.6 Prompt Payment. Any indemnity payable pursuant to this Section 9 shall be paid within the later of ten (10) days of the indemnified party's request therefor or ten (10) days prior to the date on which the liability upon which the indemnity is based is required to be satisfied by the indemnified party.

SECTION 10. DEFINITIONS.

      10.1 Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings set forth below.

            "Advisers Act" means the Investment Advisers Act of 1940, as the same may be amended from time to time, and any successor to such act.

            "Affiliate" of a Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person. As used in this definition, the term "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to (a) vote twenty-five percent (25%) or more of the outstanding voting securities of such Person, or (b) otherwise direct the management policies of such Person by contract or otherwise.

            "Aggregate Contract Payments" means the aggregate amount of all investment advisory, management, administration or similar fees provided for in investment advisory contracts between Mesirow Asset Management and its clients, determined on an annualized basis and based upon (a) assets under management as of December 31, 1994 or any subsequent account inception date and (b) the contractual rate of such fees provided for in the relevant agreement(s).

            "Applications" has the meaning set forth in Section 8.8 hereof.

            "Asset Transfers" means the consummation of the transactions to be effected pursuant to the Asset Transfer Agreement, as more fully described in
Section 6.6.

            "Asset Transfer Agreement" means that certain Asset Transfer Agreement, a form of which is attached hereto as Exhibit 6.6.

            "Base Fees" means all Aggregate Contract Payments under all investment advisory contracts constituting the Institutional Business as of December 31, 1994.

            "Capital Account" has the meaning ascribed thereto in the Partnership Agreement and the Restated Partnership Agreement.

            "Claims" has the meaning set forth in Section 1.1(a) hereof.

            "Closing" has the meaning ascribed thereto in Section 1.3 hereof.

            "Closing Date" has the meaning ascribed thereto in Section 1.3 hereof.

            "Code" means the Internal Revenue Code of 1986, as the same may be amended from time to time, and any successor to such code.

            "Company Financial Statements" has the meaning set forth in Section 2.11(a) hereof.

            "Comparable Contract" means a new contract between the Partnership and the party or parties to a prior contract with Mesirow Asset Management which new contract is substantially the same as such prior contract with Mesirow Asset Management and is at least as favorable in all respects (including without limitation with respect to advisory fees) to the Partnership as such prior contract (as in effect on March 31, 1995) was to Mesirow Asset Management.

            "Delaware Act" means the Delaware Revised Uniform Limited Partnership Act (6 Del. C. Section 7-101, et. seq.), as it may be amended from time to time, and any successor to such act.

            "Employee Contract" has the meaning set forth in Section 2.10 hereof.

            "Employee Stockholder" has the meaning ascribed thereto in the Restated Partnership Agreement.

            "Employment Arrangement" has the meaning set forth in Section 2.10 hereof.

            "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

            "Exchange Act" means the Securities Exchange Act of 1934, as the same may be amended from time to time, and any successor to such act.

            "Fee Schedule" has the meaning set forth in Section 2.8 hereof.

            "Indebtedness" means all obligations (i) for borrowed money, (ii) evidenced by bonds, debentures, notes or similar instruments, (iii) to pay the deferred purchase price of property or services (other than accrued expenses arising in the ordinary course of business), (iv) under leases that would, in accordance with generally accepted accounting principles, appears on the balance sheet of the lessee as liabilities, (v) secured by a lien, (vi) in respect of letters of credit, or bankers acceptances, contingent or otherwise, or (vii) in respect of any guaranty or endorsement or other obligations to be liable for the debts of another Person.

            "Interim Financial Statements" has the meaning set forth in Section
8.8 hereof.

            "Institutional Business" has the meaning set forth in Section 2.6 hereof.

            "Investment Company Act" means the Investment Company Act of 1940, as the same may be amended from time to time, and any successor to such act.

            "License" has the meaning set forth in Section 2.2 hereof.

            "Limited Partner" has the meaning ascribed thereto in the Restated Partnership Agreement.

            "Management Corporation" has the meaning set forth in the preamble hereof.

            "Manager" has the meaning set forth in the preamble hereof.

            "Material Adverse Effect" means a material adverse effect on the business, assets, condition (financial or otherwise) or prospects of such Person or Persons, as the case may be.

            "Mesirow Asset Management Financial Statements" has the meaning set forth in Section 2.11(a) hereof.

            "Mesirow Entity"has the meaning set forth in Section 2.1 hereof.

            "New Fund Contracts" has the meaning set forth in Section 6.14 hereof.

            "Non Solicitation Agreement" means one of the Non Solicitation/Non Disclosure Agreements by and among the Partnership, each Employee Stockholder, and the Limited Partner through which such Employee Stockholder holds his or her Partnership Interests, in the form attached hereto as Exhibit 6.7.

            "Partnership" means Skyline Asset Management, L.P., a Delaware Limited Partnership.

            "Partnership Agreement" means the Partnership's Limited Partnership Agreement in the form attached hereto as Exhibit 2.1, which Partnership Agreement shall be amended and restated simultaneously with the Closing.

            "Partnership Interests" has the meaning ascribed thereto in the Restated Partnership Agreement.

            "Partnership Points" has the meaning ascribed thereto in the Restated Partnership Agreement.

            "Person" means any individual, partnership (general or limited), corporation, limited liability company, limited liability partnership, association, trust, joint venture, unincorporated organization, and any government, governmental department or agency or political subdivision thereof.

            "Portfolio Business" has the meaning set forth in Section 2.6 hereof.

            "Purchased Interest" has the meaning set forth in Section 1.1 hereof.

            "Restated Partnership Agreement" means the Partnership's Amended and Restated Limited Partnership Agreement in the form attached hereto as Exhibit 1.4(a).

            "SEC" has the meaning set forth in Section 2.23 hereto.

            "Securities Act" means the Securities Act of 1933, as the same may be amended from time to time, and any successor to such act.

            "Skyline Funds" means Skyline Special Equities Portfolio and Skyline Special Equities II (including their respective predecessors), each a separate portfolio series of the Skyline Trust.

            "Skyline Trust" means Skyline Fund, a Massachusetts business trust established pursuant to an Agreement and Declaration of Trust dated February 4, 1987, of which each of the Skyline Funds is a separate series.

            "Subsidiary" means any entity more than fifty percent (50%) of whose outstanding voting securities, or any partnership, joint venture or other entity more than fifty percent (50%) of whose total equity interest, are directly or indirectly owned by such person.

            "Taxes" has the meaning set forth in Section 2.18 hereof.

            "Transaction Documents" means this Agreement, the Asset Transfer Agreements (and all the agreements, documents and certificates which are exhibits thereto), the Non Solicitation Agreements, the Restated Partnership Agreement, the New Fund Contracts and all the agreements, documents, instruments and certificates entered into in connection herewith or therewith.

      10.2 Survival of Representations, Warranties and Covenants. The representations and warranties contained herein and in any certificate or other writing delivered pursuant hereto shall survive the Closing Date and the consummation of any or all of the transactions contemplated hereby for a period of three (3) years after the Closing Date except for any representations and warranties made pursuant to Sections 2.18, 2.20 and 2.24(f) and, to the extent it relates to such Sections, Section 2.25, which shall survive until the expiration of the applicable statutes of limitations (if any), including extensions thereof; provided, however, that if any party has disclosed in the certificates delivered at the Closing as contemplated by Section 6.2 or Section
7.2 hereof, an exception to the accuracy of a representation or warranty made herein by such party, and the party or parties to which such certificate was delivered nevertheless shall have consented to consummate the transactions contemplated hereby, then such consenting party or parties shall be deemed to have waived all rights to indemnification under Section 9 hereof (for themselves, their Affiliates, the Managers, the Management Corporations and all their respective employees, representatives, officers, directors, partners and agents) to the extent of such exception. The expiration of any representation or warranty shall not affect any claim made prior to the date of such expiration. All covenants herein not fully performed shall survive the Closing Date and continue thereafter until fully performed. Any investigation, audit or other examination that may have been made or may be made at any time by or on behalf of the party to whom any such representation or warranty is made shall not limit or diminish such representations and warranties, and the parties may rely on the representations and warranties set forth in this Agreement irrespective of any information obtained by them by any investigation, audit or examination or otherwise.

      10.3 Certain Activities. AMG and certain of its Affiliates possess and intend to possess interests in other business ventures which are competitive with the Partnership and/or the Mesirow Entities and none of the Partnership, any of the Mesirow Entities, any of the Management Corporations or any of the Managers shall have any rights to the ideas, concepts and ventures which AMG may undertake or suggest to any such entities.

      10.4 Termination of Agreement.

      (a) Notwithstanding any other provision herein to the contrary, this Agreement may be terminated (i) at the election of AMG upon written notice to Mesirow Holdings and the Managers, if it has become reasonably, objectively certain that any condition required to be satisfied under Section 6 hereof, other than a condition that is reasonably within AMG's control, will not be satisfied on or prior to December 31, 1995 (the "Termination Date") and (ii) at the election of Mesirow Holdings upon written notice to AMG and the Managers, if it has become reasonably, objectively certain that any condition required to be satisfied under Section 7 hereof, other than a condition that is reasonably within the control of the Mesirow Entities, will not be satisfied on or prior to the Termination Date.

      (b) In the event that this Agreement is terminated at the election of either AMG or Mesirow Holdings pursuant to Section 10.4(a), except as provided in Section 10.4(c), the parties hereto shall each bear their own expenses incident to the negotiation of this Agreement and the Transaction Documents provided that no party shall be relieved from any liabilities or damages arising out of its breach of any provision of this Agreement.

      (c) The parties hereto have agreed, as a condition of Mesirow Asset Management's and Mesirow Holding's willingness, and in order to induce Mesirow Asset Management and Mesirow Holdings, to enter into this Agreement and to reimburse Mesirow Asset Management and Mesirow Holdings for incurring the costs and expenses related to entering into this Agreement and the transactions contemplated hereby, that in the event that this Agreement is terminated at any time after (x) the Trustees (including a majority of the independent Trustees) of each Skyline Fund have approved the new advisory contracts contemplated by
Section 6.3(b) and (y) clients of Mesirow Asset Management (excluding the Skyline Funds) which are party to advisory agreements that provide for Aggregate Contract Payments constituting at least seventy-five percent (75%) of the Base Fees (other than Base Fees with respect to the Skyline Funds) shall have affirmatively consented in writing to the transactions contemplated hereby (by countersigning a notice substantially in the form of Exhibit 8.1(a) or Exhibit 8.1(b) hereto) such that the advisory contracts in effect on the date of this Agreement survive the transactions contemplated hereby without impermissible assignment, by Mesirow Holdings pursuant to Section 10.4(a)(ii) and because of a failure of the conditions under Section 7 to be satisfied, which failure is caused by acts or omissions of AMG which acts and omissions are in breach of this Agreement, then AMG shall make a cash payment to Mesirow Holdings of Five Hundred Thousand Dollars ($500,000) within a reasonable time (not to exceed thirty (30) days) after the effectiveness of such termination.

      10.5 Waivers. Any waiver of any terms or conditions or of the breach of any covenant, representation or warranty of this Agreement in any one instance, shall not operate as or be deemed to be or construed as a further or continuing waiver of any other breach of such term, condition, covenant, representation or warranty or any other term, condition, covenant, representation or warranty, nor shall any failure or delay at any time or times to enforce or require performance of any provision hereof operate as a waiver of or affect in any manner such party's right at a later time to enforce or require performance of such provision or of any other provision hereof; provided, however, that no such waiver, unless it, by its own terms, explicitly provides to the contrary, shall be construed to effect a continuing waiver of the provision being waived and no such waiver in any instance shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed in all other instances or for all other purposes to require full compliance.

      10.6 Modifications. Except as otherwise expressly provided in this Agreement, neither this Agreement (including any exhibits or schedules hereto) nor any term hereof (or thereof) may be changed, amended, modified, waived, discharged or terminated except to the extent that the same is effected and evidenced by the written consent of Mesirow Holdings and AMG.

      10.7 Further Assurances. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as any other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

      10.8 Law Governing. This Agreement shall be construed under and governed by the internal laws of the State of Delaware, without giving effect to the choice or conflicts of law provisions thereof.

      10.9 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered as follows:

            If to AMG, to:

            Affiliated Managers Group, Inc.
            One International Place
            Boston, Massachusetts  02110
            Fax:  617-346-7115
            Attn: William J. Nutt, President
                  and Chief Executive Officer

            With a copy to:

            Goodwin, Procter & Hoar
            Exchange Place
            Boston, MA  02109
            Fax:  617-523-1231
            Attn: Richard E. Floor, P.C.

            If to Mesirow Asset Management or Mesirow Holdings, to:

            Mesirow Financial
            350 North Clark Street
            Chicago, Illinois  60610
            Fax:  312-595-7208
            Attn: James C. Tyree,
                  Chairman, Chief Executive Officer and President


            With a copy to:

            Mayer, Brown & Platt
            190 South LaSalle Street
            Chicago, Illinois 60603
            Fax:  312-701-7711
            Attn: David B. Weinberg, Esq.


            If to the Partnership to:

            Skyline Asset Management, L.P.
            c/o Mesirow Asset Management, Inc.
            350 North Clark Street
            Chicago, Illinois  60610
            Fax:   312-595-7203
            Attn:

            With a copy to:

            Affiliated Managers Group, Inc.
            One International Place
            Boston, Massachusetts 02110
            Fax:  617-346-7115
            Attn: William J. Nutt, President
                  and Chief Executive Officer

            And a copy to:

            Goodwin, Procter & Hoar
            Exchange Place
            Boston, MA  02109
            Fax:  617-523-1231
            Attn:  Richard E. Floor, P.C.

            And a copy to:

            Sonnenschein Nath & Rosenthal
            8000 Sears Tower
            233 South Wacker
            Chicago, Illinois  60606-6404
            Fax:  312-876-7334
            Attn: Paul J. Miller, Esq.

If to any of the Management Corporations or any of the Managers:

            [Name of applicable Management Corporation
                  or Manager]
            c/o Mesirow Asset Management, Inc.
            350 North Clark Street
            Chicago, Illinois 60610
            Fax: 312-595-7203
            Attn: [Name of applicable Manager]

            With a copy to:

            Sonnenschein Nath & Rosenthal
            8000 Sears Tower
            233 South Wacker
            Chicago, Illinois  60606-6404
            Fax:  312-876-7334
            Attn: Paul J. Miller, Esq.

or such other address or facsimile, telex or telecopy number as such party may hereafter specify for the purpose by notice to the other parties hereto. Each such notice, request or other communication shall be effective (i) if given by facsimile, telex or telecopy, when such facsimile, telex or telecopy is transmitted to the facsimile, telex or telecopy number specified in this Section
10.9 and the appropriate answer back is received or (ii) if given by any other means, when actually delivered at the address specified in this Section 10.9.

      10.10 Prior Agreements Superseded. This Agreement together with the Schedules and Exhibits hereto supersedes all prior understandings and agreements among the parties relating to the subject matter hereof.

      10.11 Assignability. Except as otherwise specifically provided for herein, neither this Agreement nor any rights or obligations hereunder shall be assignable by any party to any other person without the written consent of the other parties. This Agreement shall be binding upon and enforceable by, and shall inure to the benefit of, the parties hereto and their respective successors, heirs, executors, administrators and permitted assigns and transferees, and no others.

      10.12 Captions. The captions in this Agreement are for convenience only and shall not affect the construction or interpretation of any term or provision hereof.

      10.13 Gender and Number. Whenever used herein, the singular number shall include the plural, the plural shall include the singular, and the use of any gender shall include all genders.

      10.14 Severability. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative or unenforceable as applied to any particular case in any jurisdiction or jurisdictions, or in all jurisdictions or in all cases, because of the conflict of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question, invalid, inoperative or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative or unenforceable provision had been modified or deleted in such a manner so as to make this Agreement, as so modified, legal and enforceable to the maximum extent permitted in such jurisdiction or in such case.

      10.15 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


                           [Intentionally left blank]

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument as of the date set forth above by such parties or their duly authorized representatives.

                                 AFFILIATED MANAGERS GROUP, INC.,
                                 a Delaware corporation


                                 By: /s/ William J. Nutt
                                    -----------------------------------------
                                 Name:  William J. Nutt
                                 Title: President and Chief Executive Officer



                                 MESIROW FINANCIAL HOLDINGS,
                                 INC., a Delaware corporation


                                 By: /s/ James C. Tyree
                                    -----------------------------------------
                                 Name:  James C. Tyree
                                 Title: Chairman and Chief Executive Officer



                                 MESIROW ASSET MANAGEMENT, INC.,
                                 an Illinois corporation


                                 By: /s/ James C. Tyree
                                    -----------------------------------------
                                 Name:  James C. Tyree
                                 Title: Chairman and Chief Executive Officer

                                 SKYLINE ASSET MANAGEMENT,
                                  L.P., a Delaware limited partnership

                                 By: Mesirow Asset Management,
                                     Inc., its general partner


                                     By: /s/ James C. Tyree
                                         -------------------------------------
                                     Name: James C. Tyree
                                     Title: Chairman and Chief Executive Officer


                                 WMD CORP., an Illinois corporation


                                 By: /s/ William M. Dutton
                                    -----------------------------------------
                                 Name:  William M. Dutton
                                 Title: President



                                 KSK CORP.,
                                  an Illinois corporation


                                 By: /s/ Kenneth S. Kailin
                                    -----------------------------------------
                                 Name:  Kenneth S. Kailin
                                 Title: President


                                 GXL CORP.,
                                  an Illinois corporation


                                 By: /s/ Geoffrey P. Lutz
                                    -----------------------------------------
                                 Name:  Geoffrey P. Lutz
                                 Title: President

                                 MXM CORP.,
                                  an Illinois corporation


                                 By: /s/ Michael Maloney
                                    -----------------------------------------
                                 Name:  Michael Maloney
                                 Title: President



                                 /s/ William M. Dutton
                                 --------------------------------------------
                                 William M. Dutton


                                 /s/ Kenneth S. Kailin
                                 --------------------------------------------
                                 Kenneth S. Kailin


                                 /s/ Geoffrey P. Lutz
                                 --------------------------------------------
                                 Geoffrey P. Lutz


                                 /s/ Michael Maloney
                                 --------------------------------------------
                                 Michael Maloney